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                                                                  EXHIBIT 10.19

                                  MULTITENANT
                                    OFFICE
                                LEASE AGREEMENT


                       SUNRISE LAKE, L.L.C., as Landlord

                                      and

                       AIRSPAN NETWORKS, INC., as Tenant

                            OFFICE LEASE AGREEMENT

     This Office Lease Agreement is made and entered into as of the Effective Date by and between SUNRISE LAKE, L.L.C., a Delaware limited liability company, as Landlord, and AIRSPAN NETWORKS, INC., a Washington corporation, as Tenant.

                                  DEFINITIONS
                                  -----------

     Capitalized terms used in this Lease have the meanings ascribed to them on the attached EXHIBIT "A."

                                  BASIC TERMS
                                  -----------

     The following Basic Terms are applied under and governed by the particular section(s) in this Lease pertaining to the following information:

1.   Premises:           Suite ____, consisting of approximately 8,941 rentable
                         square feet and located on the fourth (4/th/) floor of the Building. The Premises is depicted on EXHIBIT "C."
                         (See Section 1.1)

2.   Lease Term:         A period commencing on the Commencement Date and
                         expiring October 14, 2007 (See Section 1.2)

     Renewal Option:     (See Section 1.2.5)

3.   Delivery Date:      November 7, 2000 (See Section 1.2)

4.   Basic Rent:

                               Annual Basic Rent per rentable
             Period             square foot of the Premises     Monthly Installments
     ------------------------  ------------------------------   --------------------
     Rent Commencement Date -  $15.95                           $11,884.08
     12/31/01
     1/1/02 - 12/31/02         $16.35                           $12,182.11
     1/1/03 - 12/31/03         $16.76                           $12,487.60
     1/1/04 - 12/31/04         $17.18                           $12,800.53
     1/1/05 - 12/31/05         $17.61                           $13,120.92
     1/1/06 - 12/31/06         $18.05                           $12,448.75
     1/1/07 - 12/31/07         $18.50                           $13,784.04
                               (See Section 2.1)

     Renewal Term:       Determined in accordance with Section 1.2.5

5.   Initial Tenant's Share of
     Operating Expenses

                                      -2-
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     Percentage:                               3.74% (See Section 3.7)

6.   Improvement Allowance:                    None (See Article 17).

7.   Property Manager/Rent
     Payment Address:                          Opus South Management Corporation
                                               4200 West Cypress, Suite 445
                                               Tampa, Florida 33607
                                               Attn: Property Manager
                                               Telephone: (813) 876-1515
                                               Facsimile: (813) 876-7955

8.   Address of Landlord for Notices:

                                               Sunrise Lake, L.L.C.
                                               c/o Opus South Corporation
                                               4200 West Cypress, Suite 444
                                               Tampa, Florida 33607
                                               Attn: Barry Greenfield
                                               Telephone: (813) 877-4444
                                               Facsimile: (813) 877-1222

     With a copy to:                           Opus L.L.C.
                                               10350 Bren Road West
                                               Minnetonka, MN 55343
                                               Attn: Legal Department
                                               Telephone: (952) 656-4444
                                               Facsimile: (952) 656-4755

     With a copy to:                           Property Manager at the address
                                               described above.

9.   Address of Tenant for Notices:
                                               _________________________________

                                               _________________________________

                                               _________________________________

                                               Attn: ___________________________

                                               Telephone: (___)_________________
                                               Facsimile: (___)_________________

     With a copy to:                            ________________________________

                                                ________________________________

                                                ________________________________

                                                Attn: __________________________

                                                Telephone: (___) _______________
                                                Facsimile: (___) _______________

                                    -3-
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10.  Broker(s):                                  CB Richard Ellis
                                                 (See Section 18.11)

11.  Guarantor(s):                               None.

                                  ARTICLE 1.
                       LEASE OF PREMISES AND LEASE TERM

     1.1  Premises.

     In consideration of the mutual covenants this Lease describes and other good and valuable consideration, Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord, upon and subject to the terms, covenants and conditions set forth in this Lease. The rentable area of the Premises is the rentable area specified in the Basic Terms. Landlord determined the rentable area of the Premises substantially in accordance with BOMA Standards. If Landlord or Tenant determines, in accordance with BOMA Standards, that the rentable area of the Premises differs from the rentable area specified in the Basic Terms, Landlord and Tenant will amend this Lease accordingly; provided, however, that any such amendment will operate prospectively only. Landlord and Tenant will not make any retroactive adjustments to Rent payments on account of any difference between the rentable area of the Premises specified in the Basic Terms and the rentable area of the Premises as may be determined after the date of this Lease.

     1.2  Term, Delivery and Commencement.

          1.2.1   Commencement and Expiration of Term.

          The Term of this Lease is the period stated in the Basic Terms. The Term commences on the Commencement Date and expires on October 14, 2007.

          1.2.2   Tender of Possession.

          Landlord will use commercially reasonable efforts to achieve Substantial Completion of the Tenant's Improvements and tender possession of the Premises to Tenant on or before the Delivery Date, subject to Force Majeure and Tenant Delay. If Landlord is unable to tender possession of the Premises to Tenant on or before the Delivery Date for any reason beyond its reasonable control, this Lease remains in full force and effect and Landlord is not liable to Tenant for any resulting loss or damage; provided, however, that unless the delay is caused by Tenant Delay, Landlord will appropriately adjust the Commencement Date and Rent Commencement Date. Notwithstanding the foregoing, if Landlord is unable to tender possession of the Premises to Tenant on or before the Delivery Date for reasons other than delays caused by Force Majeure or Tenant Delays, then Tenant, as its sole and exclusive remedy, shall receive a credit against the first accruing payments of Basic Rent and Tenant's Share of Operating Expenses due hereunder in an amount equal to two (2) days of prorata Basic Rent for each one (1) day after the Delivery Date until Landlord tenders possession of the Premises to Tenant. If the delay in tendering possession of the Premises is caused by a Tenant Delay, the Commencement Date and Rent Commencement Date shall not be adjusted, and Tenant shall receive no credit against Basic Rent. If the delay in tendering possession of the Premises is caused by Force Majeure, the Commencement Date and Rent Commencement Date shall be adjusted day-for-day for the period of existence of the Force Majeure, but Tenant shall receive no credit against Basic Rent.

               1.2.3    Commencement Date Memorandum.

               Within a reasonable time after the Commencement Date, Landlord will deliver to Tenant the Commencement Date Memorandum with all blanks relating to dates completed with dates Landlord derives in accordance with this Lease. Tenant, within ten (10) days after receipt from Landlord, will execute and deliver to Landlord the Commencement Date Memorandum. Tenant's failure to execute and deliver to Landlord the Commencement Date Memorandum does not affect any obligation of Tenant under this Lease. If Tenant does not timely execute and deliver to Landlord the Commencement Date Memorandum, Landlord and any prospective purchaser or encumbrancer may conclusively rely on the information contained in the unexecuted Commencement Date Memorandum Landlord delivered to Tenant.

               1.2.4    Early Occupancy.

               Tenant will not occupy the Premises before Substantial Completion without Landlord's prior written consent, which consent Landlord may grant, withhold or condition in its sole and absolute discretion. If Landlord consents, Tenant, during the early occupancy period, may only install Tenant's furniture, fixtures and equipment in the Premises and must comply with and observe all terms and conditions of this Lease (other than Tenant's obligation to pay Basic Rent and Tenant's Share of Operating Expenses).

               1.2.5    Renewal Term.

               Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease for one (1) extension period commencing on October 15, 2007, and expiring on October 14, 2012 (the "Renewal Term"). Tenant's rights under this Section 1.2.5 shall be upon the following terms and conditions and subject to the limitations hereinafter set forth:

                        (a) Tenant acknowledges that the Premises are encumbered by an expansion option maintained by Bell South Business Systems, Inc. ("Bell South"), another tenant of the Building. If Bell South exercises its expansion option, Tenant's option to renew for the Renewal Term pursuant to this
Section 1.2.5 shall automatically terminate and be of no further force and effect. If Bell South does not exercise its expansion option, Tenant's option to renew for the Renewal Term pursuant to the terms of this Section 1.2.5 shall remain in full force and effect. Landlord shall give notice to Tenant whether or not Bell South has exercised its expansion option on or before March 14, 2007.

                        (b) At the time hereinafter set forth for the exercise of a Renewal Term, this Lease shall be in full force and effect and Tenant shall not be in default in the performance of any of the terms, covenants and conditions herein contained which has not been remedied within the curd period in this Lease as of the commencement of the Renewal Term.

                        (c) Except as in this Lease otherwise specifically provided, the Renewal Term shall be upon the same terms, covenants and conditions contained in this Lease, except that the annual Base Rent for the Renewal Term shall be as follows:

                                 Annual Basic Rent
                                 -----------------
                                per rentable square            Monthly
                                -------------------            -------
           Period               foot of the Premises         Installments
           ------               --------------------         ------------

     10/15/07 - 10/14/08               $18.96                 $14,126.78
     10/15/08 - 10/14/09               $19.43                 $14,476.97
     10/15/09 - 10/14/10               $19.92                 $14,842.06
     10/15/10 - 10/14/11               $20.42                 $15,214.60
     10/15/11 - 10/14/12               $20.93                 $15,594.59

All other payments on the part of Tenant to be made as provided in this Lease shall continue to be made during the Renewal Term including, without limiting the generality of the foregoing, impositions, insurance premiums and other expenses and charges paid by Tenant hereunder.

                 (d) Tenant shall exercise its right to extend the term of this Lease for the Renewal Term by notifying Landlord, in writing, of its election to exercise the right to renew and extend the term of this Lease on or before April 14, 2007.

                 (e) There shall be no further or additional right to renew this Lease other than as is herein set forth. Any termination of this Lease shall terminate any later right of renewal hereunder.

          1.2.6  Acceleration of Expiration Date.

          Notwithstanding anything contained in this Lease to the contrary, Tenant may modify and accelerate the expiration date of the Term of this Lease to December 31, 2004 (the "Accelerated Expiration Date"), so that the term of this Lease shall expire on the Accelerated Expiration Date, by (a) providing Landlord with written notice on or before March 31, 2004 (the "Notification Date"), of its intent to modify the term of this Lease so that this Lease shall expire as of the Accelerated Expiration Date, and (b) paying on or before the Notification Date a fee (the "Termination Fee") in consideration for Landlord's agreement to modify the term of this Lease in an amount equal to all real estate commissions paid by Landlord in connection with this Lease multiplied by a fraction, the numerator of which is 33 (i.e., the number of full calendar months
                                        ----
remaining in the initial term as of the Accelerated Expiration Date), and the denominator of which is the number of full calendar months in the Lease Term described in the Basic Terms. Failure of Tenant to either (a) provide written notice of its intent to accelerate on or before the Notification Date or (b) pay the Termination Fee due hereunder on or before the Notification Date, shall constitute a waiver of Tenant's right to accelerate the expiration date hereunder. Tenant may accelerate the expiration of this Lease only for the entire (and not a portion of) the Premises. The Termination Fee payable by Tenant hereunder shall not be deemed to be Rent, but rather, shall be a fee paid to Landlord in consideration of Landlord's agreement to permit the acceleration of the expiration date of the Term of this Lease as provided in this Section 1.2.6.

     1.3  Effect of Occupancy.

  Subject to the Warranty Terms, Tenant's occupancy of the Premises conclusively establishes that Landlord completed the Improvements as required by this Lease in a manner satisfactory to Tenant. Tenant's failure to strictly comply with the Warranty Terms with respect to any item included as part of the Improvements constitutes Tenants waiver and release of any and all rights, benefits, claims or warranties available to Tenant trader this Lease, at law or in equity in connection with each such item.

                                  ARTICLE 2.
                           RENTAL AND OTHER PAYMENTS

  2.1  Basic Rent.

  Tenant will pay Basic Rent in monthly installments to Landlord, in advance, without offset or deduction, commencing on the Rent Commencement Date and continuing on the first day of each and every calendar month after the Rent Commencement Date during the Term. Tenant will make all Basic Rent payments to Property Manager at the address specified in the Basic Terms or at such other place or in such other manner as Landlord may from time to time designate in writing. Tenant will make all Basic Rent payments without Landlord's previous demand, invoice or notice for payment. Landlord and Tenant will prorate, on a per diem basis, Basic Rent for any partial month within the Term.

  2.2  Additional Rent.

  Article 3 of this Lease requires Tenant to pay certain Additional Rent pursuant to estimates Landlord delivers to Tenant. Tenant will make all payments of estimated Additional Rent in accordance with Sections 3.3 and 3.4 without deduction or offset and without Landlord's previous demand, invoice or notice for payment. Tenant will pay all other Additional Rent described in this Lease that is not estimated under Sections 3.3 mid 3.4 within 10 days after receiving Landlord's invoice for such Additional Rent. Tenant will make all Additional Rent payments to the same location and, except as described in the previous sentence, in the same manner as Tenant's Basic Rent payments.

  2.3  Delinquent Rental Payments.

  If Tenant does not pay any installment of Basic Rent or any Additional Rent within five (5) Business Days after the date the payment is due, Tenant will pay Landlord a late payment charge equal to 5% of the amount of the delinquent payment. Landlord's right to such compensation for the delinquency is in addition to all of Landlord's rights and remedies under this Lease, at law or in equity.

  2.4  Independent Obligations.

  Notwithstanding any contrary term or provision of this Lease, Tenant's covenant and obligation to pay Rent is independent from any of Landlord's covenants, obligations, warranties or representations in tiffs Lease. Tenant will pay Rent without may right of offset or deduction.

  2.5  Tax on Rent.

  Tenant shall pay, also as Additional Rent, any sales tax or excise tax on rents, gross receipts or other tax, (however described [excluding income taxes]), which is levied or assessed by the United States of America or the State or any political subdivision thereof, against Landlord in respect to the Basic Rent, Additional Rent, or other charges reserved under this Lease or as a result of Landlord's receipt of such rents or other charges accruing under this Lease.

  2.6  Letter of Credit.

To secure Tenant's obligations under this Lease, Tenant must provide a letter of credit in the principal amount of $142,608.95 in accordance with the terms and conditions set forth on EXHIBIT "G". Notwithstanding the foregoing, once Tenant has paid to Landlord forty-eight full months of both Basic Rent and Additional Rent pursuant to the terms and conditions of this Lease, this Section 2.6 shall automatically terminate, and thereafter, Tenant shall not be required to provide a letter of credit to Landlord.

                                  ARTICLE 3.
                     PROPERTY TAXES AND OPERATING EXPENSES

  3.1  Payment of Operating Expenses.

  Tenant will pay, as Additional Rent and in the manner this Article 3 describes, Tenant's Share of Operating Expenses due and payable during any calendar year of the Term. Landlord will prorate Tenant's Share of Operating Expenses due and payable during the calendar year in which the Lease commences or terminates as of the Commencement Date or termination date, as applicable, on a per diem basis based on the number of days of the Term within such calendar year.

  3.2  Estimation of Tenant's Share of Operating Expenses.

  Landlord will deliver to Tenant a written estimate of tile following for each calendar year of the Term: (a) Operating Expenses, (b) Tenant's Share of Operating Expenses Percentage and (c) the annual and monthly Additional Rent attributable to Tenant's Share of Operating Expenses.

  3.3  Payment of Estimated Tenant's Share of Operating Expenses.

  Tenant will pay the amount Landlord estimates as Tenant's Share of Operating Expenses under Section 3.2 for each calendar year of the Term in equal monthly installments, in advance, on the first day of each month during such calendar year. If Landlord has not delivered the estimates to Tenant by the first day of January of the applicable calendar year, Tenant will continue paying Tenant's Share of Operating Expenses based on Landlord's estimates for the previous calendar year. When Tenant receives Landlord's estimates for the current calendar year, Tenant will pay the estimated amount (less amounts Tenant paid to Landlord in accordance with the immediately preceding sentence) in equal monthly installments over the balance of such calendar year, with the number of installments being equal to the number of full calendar months remaining in such calendar year.

  3.4  Re-Estimation of Operating Expenses.

  Landlord may re-estimate Operating Expenses from time to time during the Term. In such event, Landlord will re-estimate the monthly Additional Rent attributable to Tenant's Share of Operating Expenses to an amount sufficient for Tenant to pay the re-estimated monthly amount over the balance of the calendar year. Landlord will notify Tenant of the re-estimate and Tenant will pay the re-estimated amount in the manner provided in the last sentence of Section 3.3.

  3.5  Confirmation of Tenant's Share of Operating Expenses.

  Within ninety (90) day after the end of each calendar year within the Term, Landlord will determine the actual amount of Operating Expenses and Tenant's Share of Operating Expenses for the expired calendar year and deliver to Tenant a written statement of such amounts. If Tenant paid less than the actual amount of Tenant's Share of Operating Expenses specified in the statement for the previous year, Tenant will pay the difference to Landlord as Additional Rent in the manner Section 2.2 describes. If Tenant paid more than the actual amount of Tenant's Share of Operating Expenses specified in the statement for the previous year, Landlord, at Landlord's option, will either (a) refund the excess amount to Tenant, or (b) credit the excess amount against Tenant's next due monthly installment or installments of estimated Additional Rent. If Landlord is delayed in delivering such statement to Tenant, such delay does not constitute Landlord's waiver of Landlord's rights under this section.

  3.6  Tenant's Inspection and Audit Rights.

  If Tenant is not in default in the performance of any of its Obligations under this Lease beyond any applicable cure period, and Tenant disputes Landlord's determination of the actual amount of Operating Expenses or Tenant's Share of Operating Expenses for any calendar year and Tenant delivers to Landlord written notice of the dispute within 30 days after Landlord's delivery of the statement of such amount under Section 3.5, then Tenant (but not any subtenant), at its sole cost and expense, upon prior written notice and during regular business hours at a time and place reasonably acceptable to Landlord (which may be the location where Landlord or Property Manager maintains the applicable records), may cause a certified public accountant to audit Landlord's records relating to the disputed amounts. Tenant's objection to Landlord's determination of Operating Expenses or Tenant's Share of Operating Expenses is deemed withdrawn unless Tenant completes and delivers the audit to Landlord within 60 days after the date Tenant delivers its dispute notice to Landlord under this section. If the audit shows that the amount Landlord charged Tenant for Tenant's Share of Operating Expenses was greater than the amount this Article 3 obligates Tenant to pay, then, unless Landlord reasonably contests the audit, Landlord will refund the excess amount to Tenant, together with interest on the excess amount at the Maximum Rate (computed from the date Tenant delivers its dispute notice to Landlord) within 10 days after Landlord receives a copy of the audit report. If the audit shows

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that the amount Landlord charged Tenant for Tenant's Share of Operating Expenses was less than the amount this Article 3 obligates Tenant to pay, Tenant will pay to Landlord, as Additional Rent, the difference between the amount Tenant paid and the amount determined in the audit. Pending resolution of any audit under this section, Tenant will continue to pay to Landlord the estimated amounts of Tenant's Share of Operating Expenses in accordance with Sections 3.3 and 3.4. Tenant must keep all information it obtains in any audit strictly confidential and may only use such information for the limited purpose this section describes and for Tenant's own account. If the audit reveals that the amount charged by Landlord was five percent (5%) or more in excess of the audited amount, Landlord shall pay the reasonable cost of such audit.

  3.7  Annual Amendment to Tenant's Share of Operating Expenses Percentage.

  Notwithstanding any contrary language in this Lease, Landlord may change Tenant's Share of Operating Expenses Percentage each calendar year to the percentage Landlord calculates by dividing the rentable area of the Premises by the greater of (a) 95% of the rentable area of the Building for such calendar year; or (b) the rentable area of the Building actually leased pursuant to leases under which the terms have commenced for such calendar year. In no event will Landlord include basement storage space or garage space in Landlord's calculation of the rentable area of the Building. Landlord will notify Tenant of such change, if any, at the time Landlord delivers its estimates to Tenant under
Section 3.2.

  3.8  Personal Property Taxes.

  Tenant, prior to delinquency, will pay all taxes charged against Tenant's trade fixtures and other personal property. Tenant will use all reasonable efforts to have such trade fixtures and other personal property taxed separately from the Property. If any of Tenant's trade fixtures and other personal property are taxed with the Property, Tenant will pay the taxes attributable to Tenant's trade fixtures and other personal property to Landlord as Additional Rent.

  3.9  Landlord's Right to Contest Property Taxes.

  Landlord is not obligated to but may contest the amount or validity, in whole or in part, of any Property Taxes. Landlord's contest will be at Landlord's sole cost and expense, except that if Property Taxes are reduced (or if a proposed increase is avoided or reduced) because of Landlord's contest, Landlord may include in its computation of Property Taxes the costs and expenses Landlord incurred in connection with the contest, including, but not limited to, reasonable attorney's fees, up to the amount of any Property Tax reduction Landlord realized from the contest or any Property Tax increase avoided or reduced in connection with the contest, as the case may be. Tenant may not contest Property Taxes.

  3.10 Adjustment for Variable Operating Expenses.

  Notwithstanding any contrary language in this Article 3, if 95% or more of the rentable area of the Building is not occupied at all times during any calendar year pursuant to leases under which the terms have commenced for such calendar year, Landlord will reasonably and equitably adjust its computation of Operating Expenses for that calendar year to obligate Tenant to pay all components of Operating Expenses that vary based on occupancy in an amount equal to the amount Tenant would have paid for such components of Operating Expenses had 95% of the rentable area of the Building been occupied at all times during such calendar year pursuant to leases under which the terms have commenced for such calendar year. Landlord will also equitably adjust Operating Expenses to account for any Operating Expense any tenant of the Building pays directly to a service provider.

  3.11  Controllable Operating Expenses.

  Notwithstanding anything contained in Article 3 to the contrary, the amount of Controllable Operating Expenses (as hereinafter defined) included within the calculation of Operating Expenses for the purpose of calculating Tenant's Share of Operating Expenses for any given Lease Year shall not exceed one hundred five and one-half percent (105.5%) of the Controllable Operating Expenses Cap (as hereinafter defined) for the immediately preceding Lease Year. As used herein, the term "Controllable Operating Expenses" shall mean all Operating Expenses other than costs and expenses for Property Taxes, assessments (including, but not limited to any office park assessments or association fees), utilities (including, but not limited to electricity, fuel, water and sewer), phone maintenance, refuse and/or trash removal, insurance and capital costs permitted to be included in Operating Expenses. The term "Controllable Operating Expenses Cap" shall mean the actual amount of Controllable Operating Expenses (as adjusted pursuant to the provisions of Sections 3.7 and 3.10 hereof) for the initial Lease Year, and for each succeeding Lease Year, one hundred five and one-half percent (105.5%) of the Controllable Operating Expenses Cap for the immediately preceding Lease Year, with the annual five and one-half percent (5.5%) increase in the Controllable Operating Expenses Cap to be compounded each year on a cumulative basis.

                                  ARTICLE 4.

  4.1   Permitted Use.

  Tenant will not use the Premises for any purpose other than general office purposes. Tenant will not use the Property or knowingly permit the Premises to be used in violation of any Laws or in any manner that would (a) violate any certificate of occupancy affecting the Property; (b) make void or voidable any insurance now or after the Effective Date in force with respect to the Property;
(c) cause injury or damage to the Property or to the person or property of any other tenant on the Property; or (d) constitute a public or private nuisance or waste. Tenant will obtain and maintain, at Tenant's sole cost and expense, all permits and approvals required under the Laws for Tenant's use of the Premises.

  4.2   Acceptance of Premises.

  Except for the Warranty Terms, Tenant acknowledges that neither Landlord nor any agent, contractor or employee of Landlord has made any representation or warranty of any kind with respect to the Premises, the Building or the Property, specifically including, but not limited to, any representation or warranty of suitability or fitness of the Premises, Building or the

Property for any particular purpose. Subject to the Warranty Terms and any latent defects, Tenant accepts the Premises, the Building and the Property in an "AS IS - WHERE IS" condition.

  4.3  Increased Insurance.

  Tenant will not do on the Property or permit to be done on the Premises anything that will (a) increase the premium of any insurance policy Landlord carries coveting the Premises or the Property; (b) cause a cancellation of or be in conflict with any such insurance policy; (c) result in any insurance company's refusal to issue or continue any such insurance in amounts satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of Tenant's operations in the Premises or use of the Property. Tenant, at Tenant's sole cost and expense, will comply with all rules, orders, regulations and requirements of insurers and of the American Insurance Association or any other organization performing a similar function. Tenant will reimburse Landlord, as Additional Rent, for any additional premium charges for such policy or policies resulting from Tenant's failure to comply with the provisions of this Section 4.3.

  4.4  Laws/Building Rules.

  This Lease is Subject and subordinate to all Laws. A copy of the current Building Rules is attached to this Lease as EXHIBIT "E." Landlord may amend the Building Rules from time to time in Landlord's sole and absolute discretion, provided that they are uniformly applied to all tenants.

  4.5  Common Area.

  Landlord grants Tenant the non-exclusive right, together with all other occupants of the Building and their agents, employees and invitees, to use the Common Area during the Term, subject to all Laws. Landlord, at Landlord's sole and exclusive discretion, may make changes to the Common Area. Landlord's rights regarding the Common Area include, but are not limited to, the right to (a) restrain unauthorized persons from using the Common Area; (b) place permanent or temporary kiosks, displays, carts or stands in the Common Area and lease the same to tenants; (c) temporarily close any portion of the Common Area (i) for repairs, improvements or Alterations, (ii) to discourage unauthorized use, (iii) to prevent dedication or prescriptive rights, or (iv) for any other reason Landlord deems sufficient in Landlord's judgment; (d) change the shape and size of the Common Area; (e) add, eliminate or change the location of any improvements located in the Common Area and construct buildings or other structures in the Common Area; and (f) impose and revise Building Rules concerning use of the Common Area, including, but not limited to, any parking facilities comprising a portion of the Common Area, provided that the parking requirements of Section 4.7 are satisfied.

  4.6  Signs.

  Landlord will provide to Tenant (a) one building standard tenant identification sign adjacent to the entry door of the Premises and (b) one standard building directory listing. The signs will conform to Landlord's sign criteria. Landlord will maintain the signs in good condition and repair during the Term at Tenant's sole cost and expense. Tenant will not install or permit to be installed in the Premises any other sign, decoration or advertising material of any kind that is visible from the exterior of the Premises. Landlord may immediately remove, at Tenant's sole cost and expense, any sign, decoration or advertising material that violates this section.

  4.7  Parking.

  Tenant's rights to use the parking facilities in the Common Area shall be for spaces in an amount equal to five (5) spaces per each one thousand (1,000) rentable square feet of the Premises (i.e., a total of 45 spaces), forty-one
(41) of which shall be unreserved and four (4) of which shall be reserved spaces in a location to be mutually agreed upon by Landlord and Tenant, on the first
(1st) floor of the parking facilities. Such parking spaces shall be provided to Tenant at no charge throughout the Term of this Lease. Tenant agrees that its use of such parking facilities shall not exceed the number of spaces provided in this Section 4.7.

  4.8  Additional Use Restrictions.

  Tenant shall not permit the Premises to be used or occupied by any of the following entities or by any entity, individual, corporation, partnership, or limited liability company, which is established or exists to allow any one of the following to occupy space in the Building: AT&T; Lucent Technologies; Intermedia Communications (ICI); MCI WorldCom; TCG; Adelphia; WinnStar; Nextlink; and e.spire.

  Tenant shall not permit the Premises to be used for the operation of a restaurant or food service operation; provided, however, this restriction is not intended to and does not apply to or prohibit vending machines or outside catering within the Premises by Tenant.

                                  ARTICLE 5.
                              HAZARDOUS MATERIALS

  5.1  Compliance with Hazardous Materials Laws.

  Tenant will not cause any Hazardous Material to be brought upon, kept or used on the Property in a manner or for a purpose prohibited by or that could result in liability, under any Hazardous Materials Law. Tenant, at its sole cost and expense, will comply with all Hazardous Materials Laws and prudent industry practice relating to the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under or about the Property required for Tenant's use of the Premises and will notify Landlord of any and all Hazardous Materials Tenant brings upon, keeps or uses on the Property (other than small quantities of office cleaning or other office supplies as are customarily used by a tenant in the ordinary course in a general office facility). On or before the expiration or earlier termination of this Lease, Tenant, at its sole cost and expense, will completely remove from the Property (regardless whether any Hazardous Materials Law requires removal), in compliance with all Hazardous Materials Laws, all Hazardous Materials Tenant causes to be present in, on, under or about the Property. Tenant will not take any remedial action in response to the presence of any Hazardous Materials in on, under or about the Property, nor enter into any settlement agreement, consent decree or other compromise with respect to any Claims relating to or in any way connected with Hazardous Materials in, on, under or about the Property, without first notifying Landlord of Tenant's intention to do so and affording Landlord reasonable opportunity to investigate, appear, intervene and otherwise assert and protect Landlord's interest in the Property.

  5.2  Notice of Actions.

  Tenant will notify Landlord of any of the following actions affecting Landlord, Tenant or the Property that result from or in any way relate to Tenant's use of the Property immediately after receiving notice of the same: (a) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened under any Hazardous Materials Law; (b) any Claim made or threatened by any person relating to damage, contribution, liability, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material; and (c) any reports made by any person, including Tenant, to any environmental agency relating to any Hazardous Material, including may complaints, notices, warnings or asserted violations. Tenant will also deliver to Landlord, as promptly as possible and in any event within five Business Days after Tenant first receives or sends the same, copies of all Claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use of the Premises. Upon Landlord's written request, Tenant will promptly deliver to Landlord documentation acceptable to Landlord reflecting the legal and proper disposal of all Hazardous Materials removed or to be removed from the Premises. All such documentation will list Tenant or its agent as a responsible party and will not attribute responsibility for any such Hazardous Materials to Landlord or Properly Manager.

  5.3  Disclosure and Warning Obligations.

  Tenant acknowledges and agrees that all reporting and wanting obligations required under Hazardous Materials Laws resulting from or in any way relating to Tenant's use of the Premises or Property are Tenant's sole responsibility, regardless whether the Hazardous Materials Laws permit or require Landlord to report or warn.

  5.4  Indemnification.

  Tenant will release, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims whatsoever arising or resulting, in whole or in part, directly or indirectly, from the presence, treatment, storage, transportation, disposal, release or management of Hazardous Materials in, on, under, upon or from the Property (including water tables and atmosphere) resulting from or in any way related to Tenant's use of the Premises or Property. Tenant's obligations under this section include, without limitation and whether foreseeable or unforeseeable, (a) the costs of any required or necessary repair, clean-up, detoxification or decontamination of the Property; (b) the costs of implementing any closure, remediation or other required action in connection therewith as stated above; (c) the value of any loss of use and any diminution in value of the Property; and

(d) consultants' fees, experts' fees and response costs. The obligations of Tenant under this section survive the expiration or earlier termination of this Lease.

  5.5  Landlord's Representation Regarding Hazardous Materials

  Landlord hereby represents and warrants to Tenant that to the actual knowledge of Landlord, no Hazardous Materials exist on or within the Property in quantities or amounts which would require remediation under applicable laws. The term "actual knowledge" shall mean the actual knowledge of Mark Levy and Les Wuertz who are the parties directly responsible for the development of the Building.

                                  ARTICLE 6.
                                   SERVICES

  6.1  Landlord's Obligations.

  Landlord will provide the following services, the costs of which are Operating
Expenses:

       6.1.1  Janitorial Service.

       Janitorial service in the Premises, five times per week, including cleaning, trash removal, necessary dusting and vacuuming, maintaining towels, tissue and other restroom supplies and such other work as is customarily performed in connection with nightly janitorial services in office complexes similar in construction, location, use and occupancy to the Property. Landlord will also provide periodic interior and exterior window washing and cleaning and waxing of uncarpeted floors in accordance with Landlord's schedule for the Building.

       6.1.2  Electrical Energy.

       Electrical energy to the Premises for lighting and for operating office machines for general office use. Electrical energy will be sufficient for Tenant to operate personal computers and other equipment of similar low electrical consumption, but will not be sufficient for lighting in excess of 6 watts per square foot installed or for electrical convenience outlets in excess of 2 watts per square foot installed. Tenant will not use any equipment requiting electrical energy in excess of the above standards without receiving Landlord's prior written consent, which consent Landlord will not unreasonably withhold but may condition on Tenant paying all costs of installing the equipment and facilities necessary to furnish such excess energy and an amount equal to the average cost per unit of electricity for the Building applied to the excess use as reasonably determined either by an engineer selected by Landlord or by submeter installed at Tenant's expense. Landlord will replace all lighting bulbs, tubes, ballasts and starters within the Premises at Tenant's sole cost and expense unless the costs of such replacement are included in Operating Expenses. If such costs are not included in Operating Expenses, Tenant will pay such costs as Additional Rent.

  6.1.3  Heating, Ventilation and Air Conditioning.

       During Business Hours, heating, ventilation and air conditioning to the Premises sufficient to maintain, in Landlord's reasonable judgment, comfortable temperatures in the Premises. During other times, Landlord will provide heat and air conditioning upon Tenant's reasonable advance notice (not less than 3 hours). Tenant will pay Landlord, as Additional Rent, for such extended service on an hourly basis at the prevailing rates Landlord reasonably establishes. If extended service is not a continuation of the service Landlord furnished during Business Hours, Landlord may require Tenant to pay for a minimum of one (1) hour of such service. Landlord will provide air conditioning to the Premises based on standard lighting and general office use only.

       6.1.4  Water.

       Hot and cold water from standard building outlets for lavatory, restroom and drinking purposes.

       6.1.5  Elevator Service.

       Elevator service to be used by Tenant in common with other tenants. Landlord may restrict Tenant's use of elevators for freight purposes to the freight elevator and to hours Landlord reasonably determines. Landlord may limit the number of elevators in operation at times other than Business Hours.

  6.2  Tenant's Obligations.

  Tenant is solely responsible for paying directly to the applicable utility companies, prior to delinquency, all separately metered or separately charged utilities, if any, to the Premises or to Tenant. Such separately metered or charged amounts are not Operating Expenses. Except as provided in Sections 6.1 and 17.1, Tenant will also obtain and pay for all other utilities and services Tenant requires with respect to the Premises (including, but not limited to, hook-up and connection charges).

  6.3  Other Provisions Relating to Services.

  Except as otherwise provided in this Section 6.3, no interruption in, or temporary stoppage of, any of the services this Article 6 describes is to be deemed an eviction or disturbance of Tenant's use and possession of the Premises, nor does any interruption or stoppage relieve Tenant from any obligation this Lease describes, render Landlord liable for damages or entitle Tenant to any Rent abatement. Landlord is not required to provide any heat, air conditioning, electricity or other service in excess of that permitted by voluntary or involuntary governmental guidelines or other Laws. Landlord has the exclusive right and discretion to select the provider of any utility or service to the Property and to determine whether the Premises or any other portion of the Property may or will be separately metered or separately supplied. Landlord reserves the right, from time to time, to make reasonable and non-discriminatory modifications to the above standards for utilities and services. Notwithstanding anything to the contrary set forth herein, in the event that the essential services to the Premises (which the parties hereby agree are electricity, water, sanitary sewer, elevator mad HVAC service) are interrupted and (i) the interruption continues for three (3) or more consecutive business days from the date Landlord receives notice of such interruption; (ii) the interruption is not caused by Tenant, the applicable utility provider or other cause beyond Landlord's reasonable control; (iii) the interruption renders all or a portion of the Premises untenantable; and (iv) Tenant actually discontinues use of all or a portion of the Premises, then commencing as of the fourth (4th) business day after such interruption begins, Tenant shall be entitled to an abatement of Basic Rent and Additional Rent based on the portion of the Premises which is untenantable and which Tenant has discontinued using with such abatement to continue until the applicable services have been materially restored by Landlord. Landlord shall use commercially reasonable efforts to restore interrupted services.

  6.4  Tenant Devices.

  Tenant will not, without Landlord's prior written consent, use any apparatus or device in or about the Premises that causes substantial noise, odor or vibration. Tenant will not connect any apparatus or device to electrical current or water except through the electrical and water outlets Landlord installs in the Premises.

                                  ARTICLE 7.
                            MAINTENANCE AND REPAIR

  7.1  Landlord's Obligations.

  Except as otherwise provided in this Lease, Landlord will repair and maintain the following in first-class condition and repair: (a) the foundations, exterior walls and roof of the Building; and (b) the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building and used in common by all tenants of the Building. Landlord will also maintain and repair Common Area (subject to all other terms and conditions of this Lease relating to Common Area) and the windows, doors, plate glass and the exterior surfaces of walls that are adjacent to Common Area. Landlord's repair and maintenance costs under this Section 7.1 are Operating Expenses. Neither Basic Rent nor Additional Rent will be reduced, nor will Landlord be liable, for loss or injury to or interference with Tenant's property, profits or business arising from or in connection with Landlord's performance of its obligations under this Section 7.1.

  7.2  Tenant's Obligations.

       7.2.1  Maintenance of Premises.

       Except as otherwise specifically provided in this Lease, Landlord is not required to furnish any services or facilities, or to make, my repairs or Alterations, in, about or to the Premises or the Property. Except as specifically described in Section 7.1, Tenant assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises. Except as specifically described in Section 7.1, Tenant, at Tenant's sole cost and expense, will keep and maintain the Premises (including, but not limited to, all non-structural interior portions, systems and equipment; interior surfaces of exterior walls;

interior moldings, partitions and ceilings; and interior electrical, lighting and plumbing fixtures) in good order, condition mad repair, reasonable wear and tear and damage from insured casualties excepted. Tenant will keep the Premises in a neat and sanitary condition and will not commit any nuisance or waste in, on or about the Premises or the Property. If Tenant damages or injures the Common Area or any part of the Property other than the Premises, Landlord will repair the damage and Tenant will pay Landlord for all uninsured costs and expenses of Landlord in connection with the repair as Additional Rent. Tenant is solely responsible for and to the fullest extent allowable under the Laws, will release, indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from, the cost of repairing, and any Claims resulting from, any penetrations or perforations of the roof or exterior walls of the Building Tenant causes. Tenant will maintain the Premises in a first-class and fully operative condition. Tenant's repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all Laws.

       7.2.2  Alterations Required by Laws.

       If any governmental authority requires any Alteration to the Building or the Premises as a result of Tenant's particular use of the Premises or as a result of any Alteration to the Premises made by or on behalf of Tenant, or if Tenant's particular use of the Premises subjects Landlord or the Property to any obligation under any Laws, Tenant will pay the cost of all such Alterations or the cost of compliance, as the case may be. If any such Alterations are Structural Alterations, Landlord will make the Structural Alterations; provided, however, that Landlord may require Tenant to deposit with Landlord an amount sufficient to pay the cost of the Structural Alterations (including, without limitation, reasonable overhead and administrative costs). If the Alterations are not Structural Alterations, Tenant will make the Alterations at Tenant's sole cost and expense in accordance with Article 8.

                                  ARTICLE 8.
                            CHANGES AND ALTERATIONS

  8.1  Landlord Approval.

  Tenant will not make any Structural Alterations to the Premises or any Alterations to the Common Area. Tenant will not make any other Alterations without Landlord's prior written consent, which consent Landlord will not unreasonably withhold or delay; provided, however, that Landlord may impose conditions in its reasonable discretion. Along with any request for Landlord's consent, Tenant will deliver to Landlord plans and specifications for the Alterations and names and addresses of all prospective contractors for the Alterations. If Landlord approves the proposed Alterations, Tenant, before commencing the Alterations or delivering (or accepting delivery of) any materials to be used in connection with the Alterations, will deliver to Landlord for Landlord's reasonable approval copies of all contracts, proof of insurance required by Section 8.2, copies of any contractor safety programs, copies of all necessary permits and licenses and such other information relating to the Alterations as Landlord reasonably requests. Tenant will not commence the Alterations before Landlord, in Landlord's reasonable discretion, approves the foregoing deliveries. Tenant will construct all approved Alterations or cause all approved Alterations to be constructed (a) promptly by a contractor Landlord approves in writing in Landlord's reasonable discretion, (b) in a good and workmanlike manner, (c) in compliance with all Laws, (d) in accordance with all orders, rules and regulations of the Board of Fire Underwriters having jurisdiction over the Premises and any other body exercising similar functions, and (e) in full compliance with all of Landlord's rules and regulations applicable to third party contractors, subcontractors and suppliers performing work at the Property.

  8.2  Tenant's Responsibility for Cost and Insurance.

  Tenant will pay the cost and expense of all Alterations, including, without limitation, a reasonable charge for Landlord's review, inspection and engineering time, and for any painting, restoring or repairing of the Premises or the Building the Alterations occasion. Prior to commencing the Alterations, Tenant will deliver the following to Landlord in form and amount reasonably satisfactory to Landlord: (a) demolition (if applicable) and payment and performance bonds, (b) builder's "all risk" insurance, (c) evidence that Tenant and each of Tenant's contractors have in force liability insurance insuring against construction related risks, in at least the form, amounts and coverages required of Tenant under Article 10 and (d) copies of all applicable contracts and of all necessary permits and licenses. The insurance policies described in clauses (b) and (c) of this section must name Landlord, Landlord's lender (if any) and Property Manager as additional insureds.

  8.3  Construction Obligations and Ownership.

  Landlord may inspect construction of the Alterations. Immediately after completing the Alterations, Tenant will furnish Landlord with contractor affidavits, full and final lien waivers and receipted bills coveting all labor and materials expended and used in connection with the Alterations. Tenant will remove any Alterations Tenant constructs in violation of this Article 8 within 10 days after Landlord's written request and in any event prior to the expiration or earlier termination of this Lease. All Alterations Tenant makes or installs (including all telephone, computer and other wiring and cabling located within the walls of and outside the Premises, but excluding Tenant's movable trade fixtures, furniture and equipment) become the property of Landlord upon installation and, unless Landlord requires Tenant to remove the Alterations, Tenant will surrender the Alterations to Landlord upon the expiration or earlier termination of this Lease at no cost to Landlord.

  8.4  Liens.

  Tenant will keep the Property free from any mechanics', materialmens', designers' or other liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or trader Tenant. Tenant will notify Landlord in writing 30 days prior to commencing any Alterations in order to provide Landlord the opportunity to record and post notices of non-responsibility or such other protective notices available to Landlord under the Laws. If any such liens are filed and Tenant, within 30 days after such filing, does not release or bond off the same of record or provide Landlord with a bond or other surety satisfactory to Landlord protecting Landlord and the Property against such liens, Landlord may, without waiving its rights and remedies based upon such breach by Tenant and without releasing Tenant from any obligation under this Lease, cause such liens to be released by any means Landlord deems proper, including, but not limited to, paying the claim giving rise to the lien or posting security to cause the discharge of the lien. In such event, Tenant will reimburse Landlord, as Additional Rent, for all amounts Landlord pays (including, without limitation, reasonable attorneys' fees and costs).

  NOTHING IN THIS LEASE SHALL BE DEEMED TO BE, OR CONSTRUED IN ANY WAY AS CONSTITUTING, THE CONSENT OR REQUEST OF LANDLORD, EXPRESSED OR IMPLIED, BY INFERENCE OR OTHERWISE, TO ANY PERSON, FIRM OR CORPORATION FOR THE PERFORMANCE OF ANY LABOR OR THE FURNISHING OF ANY MATERIALS FOR ANY CONSTRUCTION, REBUILDING, ALTERATION OR REPAIR OF OR TO THE PREMISES OR ANY PART THEREOF, NOR AS GIVING TENANT ANY RIGHT, POWER OR AUTHORITY TO CONTRACT FOR OR PERMIT THE RENDERING OF ANY SERVICES OR THE FURNISHING OF ANY MATERIALS WHICH MIGHT IN ANY WAY GIVE RISE TO THE RIGHT TO FILE ANY LIEN AGAINST THE BUILDING OR LANDLORD'S INTEREST IN THE PREMISES. TENANT SHALL NOTIFY ANY CONTRACTOR PERFORMING ANY CONSTRUCTION WORK IN THE PREMISES ON BEHALF OF TENANT THAT THIS LEASE SPECIFICALLY PROVIDES THAT THE INTEREST OF LANDLORD IN THE PREMISES SHALL NOT BE SUBJECT TO LIENS FOR IMPROVEMENTS MADE BY TENANT, AND NO MECHANIC'S LIEN OR OTHER LIEN FOR ANY SUCH LABOR, SERVICES, MATERIALS, SUPPLIES, MACHINERY, FIXTURES OR EQUIPMENT SHALL ATTACH TO OR AFFECT THE STATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES, THE BUILDING, OR ANY PORTION THEREOF. IN ADDITION, LANDLORD SHALL HAVE THE RIGHT TO POST AND KEEP POSTED AT ALL REASONABLE TIMES ON THE PREMISES ANY NOTICES WHICH LANDLORD SHALL BE REQUIRED SO TO POST FOR THE PROTECTION OF LANDLORD AND THE PREMISES FROM ANY SUCH LIEN. TENANT AGREES TO PROMPTLY EXECUTE SUCH INSTRUMENTS IN RECORDABLE FORM IN ACCORDANCE WITH THE TERMS AND PROVISIONS OF FLORIDA STATUTE 713.10.

  8.5  Indemnification.

  To the fullest extent allowable under the Laws, Tenant will release, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties and the Property from and against any Claims in any manner relating to or arising out of any Alterations or any other work performed, materials furnished or obligations incurred by or for Tenant or any person or entity claiming by, through or under Tenant.

                                  ARTICLE 9.
                          RIGHTS RESERVED BY LANDLORD

  9.1  Landlord's Entry.

  Landlord and its authorized representatives may at all reasonable times and upon reasonable notice to Tenant enter the Premises to: (a) inspect the Premises; (b) show the Premises to prospective purchasers, mortgagees and tenants; (c) post notices of non-responsibility or other protective notices available under the Laws; or (d) exercise and perform

Landlord's rights and obligations under this Lease. Landlord, in the event of any emergency, may enter the Premises without notice to Tenant. Landlord's entry into the Premises is not to be construed as a forcible or unlawful entry into, or detainer of, the Premises or as an eviction of Tenant from all or any part of the Premises. Tenant will also permit Landlord (or its designees) to erect, install, use, maintain, replace and repair pipes, cables, conduits, plumbing and vents, and telephone, electric and other wires or other items, in, to and through the Premises if Landlord determines that such activities are necessary or appropriate for properly operating and maintaining the Building, provided Landlord shall use commercially reasonable efforts to minimize any interference with Tenant's business operations.

  9.2  Control of Property.

  Landlord reserves all rights respecting the Property and Premises not specifically granted to Tenant under this Lease, including, without limitation, the right to: (a) change the name of the Building; (b) designate and approve all types of signs, window coverings, internal lighting and other aspects of the Premises and its contents that may be visible from the exterior of the Premises;
(c) grant any party the exclusive right to conduct any business or render any service in the Building, provided such exclusive right to conduct any business or render any service in the Building does not prohibit Tenant from any permitted use for which Tenant is then using the Premises; (d) prohibit Tenant from installing vending or dispensing machines of any kind in or about the Premises other than those Tenant installs in the Premises solely for use by Tenant's employees; (e) close the Building after Business Hours, except that Tenant and its employees and invitees may access the Premises after Business Hours in accordance with such rules and regulations as Landlord may prescribe from time to time for security purposes; (f) install, operate and maintain security systems that monitor, by closed circuit television or otherwise, all persons entering or leaving the Building; (g) install and maintain pipes, ducts, conduits, wires and structural elements in the Premises that serve other parts or other tenants of the Building; and (h) retain and receive master keys or pass keys to the Premises and all doors in the Premises. Notwithstanding the foregoing, or the provision of any security-related services by Landlord, Landlord is not responsible for the security of persons or property on the Property and Landlord is not and will not be liable in any way whatsoever for any breach of security not directly caused by the gross negligence of Landlord, its agents or employees.

  9.3  Lock Box Agent/Rent Collection Agent.

  Landlord, from time to time, may designate a lock box collection agent or other person to collect Rent. In such event, Tenant's payment of Rent to the lock box collection agent or other person is deemed to have been made (a) as of the date the lock box collection agent or other person receives Tenant's payment (if the payment is not dishonored for any reason); or (b) if Tenant's payment is dishonored for any reason, the date Landlord or Landlord's agent collects the payment. Neither Tenant's payment of any amount of Rent to the lock box collection agent or other person nor Landlord's or Landlord's agent's collection of such amount if the payment is dishonored constitutes Landlord's waiver of any default by Tenant in the performance of Tenant's obligations under this Lease or Landlord's waiver of any of Landlord's rights or remedies under this Lease. If Tenant pays any amount to the lock box collection agent or other person other than the actual amount due Landlord, then Landlord's or Landlord's agent's receipt or collection of such amount does not constitute an accord and satisfaction, Landlord is not prejudiced in collecting the proper amount due Landlord and Landlord may retain the proceeds of any such payment, whether restrictively endorsed or otherwise, and apply the same toward amounts due and payable by Tenant under this Lease.

  9.4  Space Planning Substitution.

  Upon not less than 45 days prior written notice to Tenant, Landlord may relocate Tenant to other space of comparable size (and substantially identical quality improvements) within the Building. Landlord will move or pay for moving Tenant's personal property and equipment to the new space and will reimburse Tenant for reasonable, documented out-of-pocket costs Tenant incurs in connection with the relocation. Landlord will use its commercially diligent efforts to ensure that any such move occurs outside of Business Hours and in a manner which minimizes disruption to Tenant's business operations. Prior to or concurrently with the relocation, Landlord will prepare, and the parties will execute, an amendment to this Lease to evidence the relocation and make any necessary changes to the Basic Terms resulting from the relocation.

                                  ARTICLE 10.
                                   INSURANCE

  10.1 Tenant's Insurance Obligations.

  Tenant, at all times during the Term and during any early occupancy period, at Tenant's sole cost and expense, will maintain the insurance this Section 10.1 describes.

       10.1.1  Liability Insurance.

  Commercial general liability insurance (providing coverage at least as broad as the current ISO form) with respect to the Premises and Tenant's activities in the Premises and upon and about the Property, on an "occurrence" basis, with minimum limits of $1,000,000 each occurrence and $3,000,000 general aggregate. Such insurance must include specific coverage provisions or endorsements (a) for broad form contractual liability insurance insuring Tenant's obligations under this Lease; (b) naming Landlord and Property Manager as additional insureds by ma "Additional Insured - Managers or Lessors of Premises" endorsement (or equivalent coverage or endorsement); (c) waiving the insurer's subrogation rights against all Landlord Parties; (d) providing Landlord with at least 30 days prior notice of modification, cancellation, non-renewal or expiration; and
(e) expressly stating that Tenant's insurance will be provided on a primary and non-contributory basis. If Tenant provides such liability insurance under a blanket policy, the insurance must be made specifically applicable to the Premises and this Lease on a "per location" basis. `

       10.1.2  Property Insurance.

  At Tenant's option, property insurance providing coverage at least as broad as the current ISO Special Form ("all-risks") policy in an amount not less than the full insurable replacement cost of all of Tenant's trade fixtures and other personal property within the Premises and including business income insurance coveting at least nine months loss of income from Tenant's business in the Premises. If Tenant provides such property insurance under a blanket policy, the insurance must include "agreed amount, no coinsurance" provisions.

       10.1.3  Other Insurance.

  Such other insurance as may be required by any Laws from time to time or may reasonably be required by Landlord from time to time. If insurance obligations generally required of tenants in similar space in similar office buildings in the area in which the Premises is located increase or otherwise change, Landlord may likewise increase or otherwise change Tenant's insurance obligations under this Lease.

       10.1.4  Miscellaneous Insurance Provisions.

  All of Tenant's insurance will be written by companies rated at least "Best A-VII" and licensed in the State. Tenant will deliver a certified copy of each policy, or other evidence of insurance satisfactory to Landlord, (a) on or before the Commencement Date (and prior to any earlier occupancy by Tenant), (b) not later than 30 days prior to the expiration of any current policy or certificate, and (c) at such other times as Landlord may reasonably request (provided Landlord shall make such a request no more frequently than 2 times in any 12-month period and only in connection with a sale, financing, or refinancing of the Land or Building). If Landlord allows Tenant to provide evidence of insurance by certificate, Tenant will deliver an ACORD Form 27 certificate and will attach or cause to be attached to the certificate copies of the endorsements this Section 10.1 requires (including specifically, but without limitation, the "additional insured" endorsement). Tenant's insurance must permit releases of liability and provide for waiver of subrogation as provided in Section 10.1.5.

       10.1.5  Tenant's Waiver and Release of Claims and Subrogation.

  To the extent not prohibited by the Laws, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges the Landlord Parties from all Claims arising out of personal injury or damage to or destruction of the Premises, Property or Tenant's trade fixtures, other personal property or business, and any loss of use or business interruption, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), regardless whether any such Claim results from the negligence or fault of any Landlord Party or otherwise, and Tenant will look only to Tenant's insurance coverage (regardless whether Tenant maintains any such coverage) in the event of any such Claim. Tenant's trade fixtures, other personal property and all other property in Tenant's care, custody or control, are located at the Property at Tenant's sole risk. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property. Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Premises or at the Property, including, without limitation, any loss of business or profits from any casualty or other occurrence at the Property.

       10.1.6  No Limitation.

  Landlord's establishment of minimum insurance requirements is not a representation by Landlord that such limits are sufficient and does not limit Tenant's liability under this Lease in any manner.

  10.2  Landlord's Insurance Obligations.

  Landlord will (except for the optional coverages and endorsements Section
10.2.1 describes) at all times during the Term maintain the insurance this
Section 10.2 describes. All premiums and other costs and expenses Landlord incurs in connection with maintaining such insurance are Operating Expenses.

        10.2.1  Property Insurance.

  Property insurance on the Building in an amount not less than the full insurable replacement cost of the Building insuring against loss or damage by fire and such other risks as are covered by the current ISO Special Form policy. Landlord, at its option, may obtain such additional coverages or endorsements as Landlord deems appropriate or necessary, including, without limitation, insurance covering foundation, grading, excavation and debris removal costs; business income and rents insurance; earthquake insurance; flood insurance; and other coverages. Landlord may maintain such insurance in whole or in part under blanket policies. Such insurance will not cover or be applicable to any property of Tenant within the Premises or otherwise located at the Property.

        10.2.2  Liability Insurance.

  Commercial general liability insurance against claims for bodily injury, personal injury, and property damage occurring at the Property in such amounts as Landlord deems necessary or appropriate. Such liability insurance will protect only Landlord and, at Landlord's option, Landlord's lender and some or all of the Landlord Parties, and does not replace or supplement the liability insurance this Lease obligates Tenant to carry.

        10.2.3  Landlord's Waiver and Release of Claims and Subrogation.

  To the extent not expressly prohibited by the Laws, Landlord, on behalf of Landlord and its insurers, waives, releases and discharges Tenant from all claims or demands whatsoever arising out of damage to or destruction of the Property, or loss of use of the Property, occasioned by fire or other casualty, regardless whether any such claim or demand results from the negligence or fault of Tenant, or other, vise, and Landlord will look only to Landlord's insurance coverage (regardless whether Landlord maintains any such coverage) in the event of any such claim. Notwithstanding the foregoing, Tenant will continue paying Rent without any right of abatement, to the extent Landlord does not receive rent interruption insurance proceeds, and to the extent Tenant's negligence or fault causes or contributes to any damage to the Premises or the Property. Landlord's policy or policies of property insurance will permit releases of liability and will provide for waiver of subrogation as provided in this section.

  10.3  Tenant's Indemnification of Landlord.

  In addition to Tenant's other indemnification obligations in this Lease but subject to Landlord's agreements in Section 10.2, Tenant, to the fullest extent allowable under the Laws, will release, indemnify, protect, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all Claims arising from (a) any breach or default by Tenant in the performance of any of Tenant's covenants or agreements in this Lease, (b) any act, omission, negligence or misconduct of Tenant, (c) any accident, injury, occurrence or damage in, about or to the Premises, and (d) to the extent caused in whole or in part by Tenant, any accident, injury, occurrence or damage in, about or to the Property.

  10.4  Tenant's Waiver.

  In addition to the other waivers of Tenant described in this Lease and to the extent not expressly prohibited by the Laws, Landlord and the other Landlord Parties are not liable for, and Tenant waives, any and all Claims against Landlord and the other Landlord Parties for any damage to Tenant's trade fixtures, other personal property or business, and any loss of use or business interruption, resulting directly or indirectly from (a) any existing or future condition, defect, matter or thing in the Premises or on the Property, (b) any equipment or appurtenance becoming out of repair, (c) any occurrence, act or omission of any Landlord Party, any other tenant or occupant of the Building or any other person. This section applies especially, but not exclusively, to damage caused by the flooding of basements or other subsurface areas and by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors, noise or the bursting or leaking of pipes or plumbing fixtures. The waiver this section describes applies regardless whether any such damage results from an act of God, an act or omission of other tenants or occupants of the Property or an act or omission of any other person.

  10.5  Tenant's Failure to Insure.

  Notwithstanding `may contrary language in this Lease and any notice and cure rights this Lease provides Tenant, if Tenant fails to provide Landlord with evidence of insurance as required under Section 10.1.4, Landlord may assume that Tenant is not maintaining the insurance Section 10.1 requires Tenant to maintain and Landlord may, but is not obligated to, without further demand upon Tenant or notice to Tenant and without giving Tenant any cure right or waiving or releasing Tenant from any obligation contained in this Lease, obtain such insurance for Landlord's benefit. In such event, Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs obtaining such insurance. Landlord's exercise of its rights under this section does not relieve Tenant from any default under this Lease.

                                  ARTICLE 11.
                             DAMAGE OR DESTRUCTION

  11.1  Tenantable Within 180 Days.

  Except as provided in Section 11.3, if fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that it can make the Premises tenantable within 180 days alter the date of the casualty, then Landlord will notify Tenant that Landlord will repair and restore the Building and the Premises to as near their condition prior to the casualty as is reasonably possible within the 180 day period(subject to delays caused by Tenant Delays or Force Majeure). Landlord will provide the notice within 30 days after the date of the casualty. In such case, this Lease remains in full force and effect, but, except as provided in
Section 10.2.3, Basic Rent and Tenant's Share of Operating Expenses for the period during which the Premises are untenantable abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises).

  11.2  Not Tenantable Within 180 Days.

  If fire or other casualty renders the whole or any material part of the Premises untenantable and Landlord determines (in Landlord's reasonable discretion) that it cannot make the Premises tenantable within 180 days after the date of the casualty, then Landlord will so notify Tenant within 30 days alter the date of the casualty and may, in such notice, terminate this Lease effective on the date of Landlord's notice. If Landlord does not terminate this Lease as provided in this section, Tenant may terminate this Lease by notifying Landlord within 30 days after the date Of Landlord's notice, which termination will be effective 30 days after the date of Tenant's notice (subject to Tenant's abatement rights described in this Article 11).

  11.3  Building Substantially Damaged.

  Notwithstanding the terms and conditions of Section 11.1, if the Building is damaged or destroyed by fire or other casualty (regardless whether the Premises is affected) and either (a) fewer than 15 months remain in the Term, or (b) the damage reduces the value of the improvements on the Property by more than 50% (as Landlord reasonably determines value before and after the casualty), then, regardless whether Landlord determines (in Landlord's reasonable discretion) that it can make the Building tenantable within 180 days after the date of the casualty, Landlord, at Landlord's option, by notifying Tenant within 30 days after the casualty, may terminate tiffs Lease effective on the date of Landlord's notice (subject to Tenant's abatement rights described in this Article 11).

  11.4  Insufficient Proceeds.

  Notwithstanding any contrary language in this Article 11, if this Article 11 obligates Landlord to repair damage to the Premises or building caused by afire or other casualty and Landlord does not receive sufficient insurance proceeds (excluding any deficiency caused by the amount of any policy deductible) to repair all of the damage (provided that such insufficiency is not due to Landlord's failure to carry the insurance required under Section 10 above), or if Landlord's lender does not allow Landlord to use sufficient proceeds to repair all of the damage, then Landlord, at Landlord's option, by notifying Tenant within 30 days after the casualty, may terminate this Lease effective on the date of Landlord's notice.

  11.5  Landlord's Repair Obligations.

     If this Lease is not terminated under Sections 11.2 through 11.4 following a fire or other casualty, then Landlord will repair and restore the Premises and the Building to as near their condition prior to the fire or other casualty as is reasonably possible with all commercially reasonable diligence and speed (subject to delays caused by Tenant Delay or Force Majeure) and, except as provided in Section 10.2.3, Basic Rent and Tenant's Share of Operating Expenses for the period during which the Premises are untenantable will abate pro rata (based upon the rentable area of the untenantable portion of the Premises as compared with the rentable area of the entire Premises). In no event is Landlord obligated to repair or restore any Alterations or Tenant's Improvements that are not covered by Landlord's insurance, any special equipment or improvements installed by Tenant, any personal property, or any other property of Tenant. Landlord will, if necessary, equitably adjust Tenant's Share of Operating Expenses Percentage, subject to Section 3.7, to account for any reduction in the rentable area of the Premises or Building resulting from a casualty.

     11.6  Rent Apportionment Upon Termination.

     If either Landlord or Tenant terminates this Lease under this Article 11, Landlord will apportion Basic Rent and Tenant's Share of Operating Expenses on a per diem basis and Tenant will pay the Basic Rent and Tenant's Share of Operating Expenses to the date of the fire or other casualty (provided that if a portion of the Premises is rendered untenantable, but the remaining portion is tenantable, then, except as provided in Section 10.2.3, Tenant's obligation to pay Basic Rent and Tenant's Share of Operating Expenses abates pro rata [based upon the rentable area of the untenantable portion of the Premises divided by the rentable area of the entire Premises] from the date of the casualty and Tenant will pay the unabated portion of the Rent to the date of such termination).

     11.7  Exclusive Casualty Remedy.

     The provisions of this Article 11 are Tenant's sole and exclusive rights and remedies in the event of a casualty. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights (by virtue of a casualty) not specifically described in this
Article 11.

                                  ARTICLE 12.
                                EMINENT DOMAIN

     12.1  Termination of Lease.

     If a Condemning Authority desires to effect a Taking of all or any material part of the Property, Landlord will notify Tenant and Landlord and Tenant will reasonably determine whether the Taking will render the Premises unsuitable for Tenant's intended purposes. If Landlord and Tenant conclude that the Taking will render the Premises unsuitable for Tenant's intended purposes, Landlord and Tenant will document such determination and this Lease will terminate as of the date the Condemning Authority takes possession of the portion of the Property taken. Tenant will pay Rent to the date of termination. If a Condemning Authority takes all or any material part of the Building or if a Taking reduces the value of the Property by 50% or more (as reasonably determined by Landlord), regardless whether the Premises is affected, then Landlord, at Landlord's option, by notifying Tenant prior to the date the Condemning Authority takes possession of the portion of the Property taken, may terminate this Lease effective on the date the Condemning Authority takes possession of the portion of the Property taken.

     12.2  Landlord's Repair Obligations.

     If this Lease does not terminate with respect to the entire Premises under
Section 12.1 and the Taking includes a portion of the Premises, this Lease automatically terminates as to the portion of the Premises taken as of the date the Condemning Authority takes possession of the portion taken and Landlord will, at its sole cost and expense, restore the remaining portion of the Premises to a complete architectural unit with all commercially reasonable diligence and speed and will reduce the Basic Rent for the period after the date the Condemning Authority takes possession of the portion of the Premises taken to a sum equal to the product of the Basic Rent provided for in this Lease multiplied by a fraction, the numerator of which is the rentable area of the Premises after the Taking and after Landlord restores the Premises to a complete architectural unit, and the denominator of which is the rentable area of the Premises prior to the Taking. Landlord will also equitably adjust Tenant's Share of Operating Expenses Percentage for the same period, subject to Section 3.7, to account for the reduction in the rentable area of the Premises or the Building resulting from the Taking. Tenant's obligation to pay Basic Rent and Tenant's Share of Operating Expenses will abate on a proportionate basis with respect to that portion of the Premises remaining after the Taking that Tenant is unable to use during Landlord's restoration for the period of time that Tenant is unable to use such portion of the Premises.

     12.3  Tenant's Participation.

     Landlord is entitled to receive and keep all damages, awards or payments resulting from or paid on account of a Taking. Accordingly, Tenant waives and assigns to Landlord any interest of Tenant in any such damages, awards or payments. Tenant may prove in any condemnation proceedings and may receive any separate award for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses; provided however, that Tenant has no right to receive any award for its interest in this Lease or for loss of leasehold.

     12.4  Exclusive Taking Remedy.

     The provisions of this Article 12 are Tenant's sole and exclusive rights and remedies in the event of a Taking. To the extent permitted by the Laws, Tenant waives the benefits of any Law that provides Tenant any abatement or termination rights or any right to receive any payment or award (by virtue of a Taking) not specifically described [n this Article 12.

                                  ARTICLE 13.
                                   TRANSFERS

     13.1  Restriction on Transfers.

          13.1.1  General Prohibition.

     Except as set forth in Section 13.1.2, Tenant will not cause or suffer a Transfer without obtaining Landlord's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed. Landlord may also, at Landlord's option by notifying Tenant, recapture any portion of the Premises that would be affected by such Transfer. Tenant's request for consent to a Transfer must describe in detail the parties, terms and portion of the Premises affected. Landlord will notify Tenant of Landlord's election to consent, withhold consent and/or recapture within 20 days after receiving Tenant's written request for consent to the Transfer. Tenant will, in connection with requesting Landlord's consent, provide Landlord with a copy of any and all documents and information regarding the proposed Transfer and the proposed transferee as Landlord reasonably requests. No Transfer, including, without limitation, a Transfer trader Section 13.1.2, releases Tenant from any liability or obligation under this Lease and Tenant remains liable to Landlord after such a Transfer as a principal and not as a surety. In no event may Tenant cause or suffer a Transfer to another tenant of the Building. Any attempted Transfer in violation of this Lease is null and void and constitutes a breach of this Lease.

          13.1.2  Transfers to Affiliates.

     Tenant, without Landlord's consent (provided that Tenant is not in default in the performance of its obligations under this Lease beyond any applicable cure period), may cause a Transfer to an Affiliate if Tenant (a) notifies Landlord at least 30 days prior to such Transfer; (b) delivers to Landlord, at the time of Tenant's notice, current financial statements of Tenant and the proposed transferee that are reasonably acceptable to Landlord; and (c) the transferee assumes and agrees in a writing reasonably acceptable to Landlord to perform Tenant's obligations under this Lease and to observe all terms and conditions of this Lease. Landlord's right described in Section 13.1.1 to share in any profit Tenant receives from a Transfer permitted under this Section
13.1.2 mad Landlord's recapture right under Section 13.1.1 does not apply to any Transfer this Section 13.1.2 permits.

     13.2  Costs.

     Tenant will pay to Landlord, as Additional Rent, all costs and expenses Landlord incurs in connection with any Transfer, including, without limitation, reasonable attorneys' fees and costs (not to exceed $1,000), regardless whether Landlord consents to the Transfer.

                                  ARTICLE 14.
                              DEFAULTS; REMEDIES

     14.1  Events of Default.

     The occurrence of any of the following constitutes an "Event of Default" by Tenant under this Lease:

           14.1.1  Failure to Pay Rent.

     Tenant fails to pay Basic Rent, any monthly installment of Tenant's Share of Operating Expenses or any other Additional Rent amount as and when due and such failure continues for ten (10) days after Landlord notifies Tenant in writing; provided however, Landlord shall only be required to give one notice of late payment and opportunity to cure to Tenant in any 12 month period, and a second late payment (i.e., not paid by the 1st of the month) within any 12 month period shall constitute an Event of Default without right of notice or opportunity to cure.

          14.1.2  Failure to Perform.

     Tenant breaches or fails to perform any of Tenant's nonmonetary obligations under this Lease and the breach or failure continues for a period of 30 days after Landlord notifies Tenant of Tenant's breach or failure; provided that if Tenant cannot reasonably cure its breach or failure within a 30 day period, Tenant's breach or failure is not an Event of Default if Tenant commences to cure its breach or failure within the 30 clay period and thereafter diligently pursues the cure and effects the cure within a period of time that does not exceed 75 days after the expiration of the 30 day period. Notwithstanding any contrary language contained in this Section 14.1.2, Tenant is not entitled to any notice or cure period before an incurable breach of this Lease (or failure) becomes an Event of Default.

          14.1.3  Misrepresentation.

     The existence of any material misrepresentation or omission in any financial statements, correspondence or other information provided to Landlord by or on behalf of Tenant or any Guarantor in connection with (a) Tenant's negotiation or execution of this Lease; (b) Landlord's evaluation of Tenant as a prospective tenant at the Property; (c) any proposed or attempted Transfer; or
(d) any consent or approval Tenant requests under this Lease.

          14.1.4  Intentionally Deleted.

          14.1.4  Other Defaults.

     (a) Tenant makes a general assignment or general arrangement for the benefit of creditors;

     (b) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by Tenant;

     (c) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed against Tenant and is not dismissed within 60 days;

     (d) a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within 30 days; or

     (e) substantially all of Tenant's assets, substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure not discharged within 30 days. If a court of competent jurisdiction determines that any act described in this section does not constitute an Event of Default, and the court appoints a trustee to take possession of the Premises (or if Tenant remains a debtor in possession of the Premises) and such trustee or Tenant Transfers Tenant's interest hereunder, then Landlord is entitled to receive, as Additional Rent, the amount by which the Rent (or any other consideration) paid in connection with the Transfer exceeds the Rent otherwise payable by Tenant under this Lease.

          14.1.5  Notice Requirements.

     The notices required by this Section 14.1 are intended to satisfy any and all notice requirements imposed by the Laws and are not in addition to any such requirements.

     14.2  Remedies.

     In the event any default or breach specified above in Section 14.1 occurs and is not cured within any applicable cure period, Landlord may at ,any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have by reason of such default or breach:

          14.2.1  Termination of Tenant's Right to Possession of the Premises.

     Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorney's fees, and any real estate commission actually paid or required to be paid.

          14.2.2  Right of Re-Entry and Reletting.

     Reenter And take possession of the Premises and relet the same for Tenant's account, holding Tenant liable for all damages and expenses incurred by Landlord in any such reletting and for any difference between the amount of rents received from such reletting and those due and payable under the terms of this Lease. Landlord shall have the right, and shall use its commercially reasonable efforts, to lease or let the Premises or portions thereof (provided any subdivision shall be undertaken only if Landlord, in Landlord's reasonable discretion, determines that such subdivision is economically and physically prudent) for such periods of time and such rentals and for such use and upon such covenants and conditions as Landlord, in its sole discretion, may elect, and Landlord may make such repairs and improvements to the Premises as may be necessary. Landlord shall be entitled to bring such actions or proceedings for the recovery of any deficits due to Landlord as it may deem advisable, without being obligated to wait until the end of the term, and commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals, nor shall anything in this Subsection 14.2.2 limit or prohibit Landlord's right at any time to accelerate all rents and charges due from Tenant to the end of the term, or to terminate this Lease by giving notice to Tenant;

          14.2.3  Acceleration of Rent.

     Declare all rents and charges due hereunder to be immediately due and payable and thereupon all such amounts due to the end of the term shall thereupon be accelerated; provided, however, such accelerated amounts shall be discounted to their then present value on the basis of a five percent (5%) per annum discount from the respective dates that such amounts would have been paid hereunder. In the event that any charges due hereunder cannot be exactly determined as of the date of acceleration, the amount of such charges shall be determined by Landlord in a reasonable manner based on historical increases in such charges.

          14.2.4  Other Remedies.

     Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State.

     14.3  Costs.

     Tenant will reimburse and compensate Landlord on demand and as Additional Rent for any actual loss Landlord incurs in connection with, resulting from or related to any breach or default of Tenant under tiffs Lease, regardless whether the breach or default constitutes an Event of Default, and regardless whether suit is commenced or judgment is entered. Such loss includes all reasonable legal fees, costs and expenses (including paralegal fees and other professional fees and expenses) Landlord incurs investigating, negotiating, settling or enforcing any of Landlord's rights or remedies or otherwise protecting Landlord's interests under this Lease. Tenant will also indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against all Claims Landlord or any of the other Landlord Parties incurs if Landlord or any of the other Landlord Parties becomes or is made a party to any claim or action (a) instituted by Tenant or by or against any person holding any interest in the Premises by, under or through Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; or (c) otherwise arising out of or resulting from any act or omission of Tenant or such other person. In addition to the foregoing, Landlord is entitled to reimbursement of all of Landlord's fees, expenses and damages, including, but not limited to, reasonable attorneys' fees and paralegal and other professional fees and expenses, Landlord incurs in connection with protecting its interests in any bankruptcy or insolvency proceeding involving Tenant, including, without limitation, any proceeding under any chapter of the Bankruptcy Code; by exercising and advocating rights under
Section 365 of the Bankruptcy Code; by proposing a plan of reorganization and objecting to competing plans; and by filing motions for relief from stay. Such fees and expenses are payable oil demand, or, in any event, upon assumption or rejection of this Lease in bankruptcy.

     14.4  Waiver and Release by Tenant.

     Tenant waives and releases all Claims Tenant may have resulting from Landlord's reentry and taking possession of the Premises by any lawful means and removing and storing Tenant's property as permitted under this Lease, regardless whether this Lease is terminated, and, to the fullest extent allowable under the Laws, Tenant will release, indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless the Landlord Parties from and against any and all Claims occasioned thereby. No such reentry is to be considered or construed as a forcible entry by Landlord.

     14.5  Landlord's Default.

     If Landlord defaults in the performance of any of its obligations under this Lease, Tenant will notify Landlord of the default and Landlord will have 30 days after receiving such notice to cure the default. If Landlord is not reasonably able to cure the default within a 30 day period, Landlord will have an additional reasonable period of time to cure the default as long as Landlord commences the cure within the 30 day period and thereafter diligently pursues the cure. In no event is Landlord liable to Tenant or any other person for consequential, special or punitive damages, including, without limitation, lost profits. Upon Landlord's failure to cure or undertake to cure any failure of its performance of its obligations as set forth in this Lease beyond the grace and cure periods set forth in this Section 14.5 Tenant, at its option, but without obligation, may, upon an additional five (5) days notice to Landlord and Landlord's failure to cure or commencing to cure such default within said five
(5) day period and thereafter reasonably and diligently pursue to cure such matter within such five (5) day period, perform such acts and pay such amounts as are reasonably necessary to cure such default by Landlord, and Landlord shall reimburse Tenant for the costs reasonably incurred in connection therewith within thirty (30) days following receipt of Tenant's invoice together with supporting backup documentation including paid receipts as reasonably required by Landlord. If such amounts are not paid by Landlord within said thirty (30) days following Tenant's request for same, Tenant shall have the right to offset such sums against the basic rent under this Lease subject to the following:

     (a) The monthly amount of such offset shall not exceed the greater of (i) twenty-five percent (25%) of the monthly Basic Rent payable by Tenant hereunder, or (ii) an amount of the monthly Basic Rent payable hereunder which is necessary to fully amortize, on a straight-line basis the amounts owed by Landlord to Tenant hereunder over the remaining term of the Lease, together with interest at the Maximum Rate.

     (b) Any amounts not paid by Landlord to Tenant within thirty (30) days of Tenant's request for the same as provided herein shall bear interest at the Maximum Rate.

     14.6  No Waiver.

     Except as specifically set forth in this Lease, no failure by Landlord or Tenant to insist upon the other party's performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, constitutes a waiver of any such breach or of any breach or default by the other party in its performance of its obligations under this Lease. No acceptance by Landlord of full or partial Rent from Tenant or any third party during the continuance of any breach or default by Tenant of Tenant's performance of its obligations under this Lease constitutes Landlord's waiver of any such breach or default. Except as specifically set forth in this Lease, none of the terms of this Lease to be kept, observed or performed by a party to this Lease, and no breach thereof, are waived, altered or modified except by a written instrument executed by the other party. One or more waivers by a party to this Lease is not to be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from a party to this Lease or in a letter accompanying a payment check is binding on the other party. The party receiving the check, with or without notice to the other party, may negotiate such check without being bound to the conditions of any such statement.

                                  ARTICLE 15.
                       CREDITORS; ESTOPPEL CERTIFICATES

     15.1  Subordination.

     Subject to Tenant receiving a non-disturbance agreement from each Mortgage holder, this Lease, all rights of Tenant in this Lease, and all interest or estate of Tenant in the Property, is subject and subordinate to the lien of any Mortgage. Tenant, on Landlord's demand, will execute and deliver to Landlord or to any other person Landlord designates ,'my instruments, releases or other documents reasonably required to confirm the self-effectuating subordination of this Lease as provided in this section to the lien of any Mortgage. The subordination to any future Mortgage provided for in this section is expressly conditioned upon the mortgagee's agreement that as long as Tenant is not in default in the payment of Rent or the performance and observance of any covenant, condition, provision, term or agreement to be performed and observed by Tenant under this Lease, beyond any applicable grace or cure period this Lease provides Tenant, the holder of the Mortgage will not disturb Tenant's rights under this Lease. The lien of any existing or future Mortgage will not cover Tenant's moveable trade fixtures or other personal property of Tenant located in or on the Premises.

     15.2  Attornment.

     If any ground lessor, holder of any Mortgage at a foreclosure sale or any other transferee acquires Landlord's interest in this Lease, the Premises or the Property, Tenant will at-tom to the transferee of or successor to Landlord's interest in this Lease, the Premises or the Property (as the case may be) and recognize such transferee or successor as landlord trader this Lease.

     Tenant waives the protection of any statute or rule of law that gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

     15.3  Mortgagee Protection Clause.

     Tenant will give the holder of any Mortgage, by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or the holder of the Mortgage previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of such holder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to such holder and such holder will have an additional 15 days within which to cure the default. If the default cannot be cured within the additional 15 day period, then the holder will have such additional time as may be necessary to effect the cure if, within the 15 day period, the holder has commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

     15.4  Estoppel Certificates.

           15.4.1  Contents.

     Upon Landlord's written request, Tenant will execute, acknowledge and deliver to Landlord a written statement in form satisfactory to Landlord certifying: (a) that this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been any modifications, that the Lease is in full force and effect, as modified, and stating the modifications); `(b) that this Lease has not been canceled or terminated; (c) the last date of payment of Rent and the time period covered by such payment; (d) whether there are then existing any breaches or defaults by Landlord under this Lease known to Tenant, and, if so, specifying the same; (e) specifying any existing claims or defenses in favor of Tenant against the enforcement of this Lease (or of any guaranties); and (f) such other factual statements as Landlord, any lender, prospective lender, investor or purchaser may request. Tenant will deliver the statement to Landlord within 10 Business Days after Landlord's request. Landlord may give any such statement by Tenant to any lender, prospective lender, investor or purchaser of all or any part of the Property and any such party may conclusively rely upon such statement as true and correct.

          15.4.2  Failure to Deliver.

     If Tenant' does not timely deliver the statement referenced in Section
15.4.1 to Landlord, (a) Landlord may execute and deliver the statement to any third party on behalf of Tenant and (b) such failure constitutes an Event of Default raider this Lease. Further, if Tenant so fails to timely deliver the statement, Landlord and any lender, prospective lender, investor or purchaser may conclusively presume and rely, except as otherwise represented by Landlord,
(i) that the terms and provisions of this Lease have not been changed; (ii) that this Lease has not been canceled or terminated; (iii) that not more than one month's Rent has been paid in advance; and (iv) that Landlord is not in default in the performance of' any of its obligations under this Lease. In such event, Tenant is estopped from denying the truth of such facts.

                                  ARTICLE 16.
                             TERMINATION OF LEASE

     16.1  Surrender of Premises.

     Tenant will surrender the Premises to Landlord at the expiration or earlier termination of this Lease in good order, condition and repair, reasonable wear and tear, permitted Alterations and damage by casualty or condemnation excepted, and will sin-render all keys to the Premises to Property Manager or to Landlord at the place then fixed for Tenant's payment of Basic Rent or as Landlord or Property Manager otherwise direct. Tenant will also inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises or on the Property. Tenant will at such time remove all of its property from the Premises and (if Landlord so notified Tenant at the time Landlord approved such Alterations) all specified Alterations and improvements Tenant placed on the Premises. Tenant will promptly repair any damage to the Premises caused by such removal. If Tenant does not surrender the Premises in accordance with this section, Tenant will release, indemnify, defend (with counsel reasonably acceptable to Landlord) protect and hold harmless Landlord from and against any Claim resulting from Tenant's delay in so surrendering the Premises, including, without limitation, any Claim made by any succeeding occupant founded on such delay. All property of Tenant not removed on or before the last day of the Term is deemed abandoned. Tenant appoints Landlord as Tenant's agent to remove, at Tenant's sole cost mad expense, all of Tenant's property from the Premises upon termination of this Lease and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant, and Landlord will not be liable for damage, theft, misappropriation or loss thereof or in any manner in respect thereto.

     16.2  Holding Over.

     If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease but with Landlord's written consent, Tenant is deemed to be occupying the Premises as a tenant from month-to-month, subject to all provisions, conditions mad obligations of this Lease applicable to a month-to-month tenancy, except that (a) Basic Rent will equal the greater of Basic Rent payable by Tenant in the last Lease Year of the Term or Landlord's then current basic rent for the Premises according to Landlord's rental rate schedule for prospective tenants, and (b) either Landlord or Tenant may terminate the month-to-month tenancy at any time upon 30 days prior written notice to the other party. If Tenant possesses the Premises after the Term expires or is otherwise terminated without executing a new lease and without Landlord's written consent, Tenant is deemed to be occupying the Premises without claim of right (but subject to all terms and conditions of this Lease) and, in addition to Tenant's liability for failing to surrender possession of the Premises as provided in Section 16.1, Tenant will pay Landlord a charge for each day of occupancy after expiration of the Term in an amount 150% of Tenant's then-existing Rent (on a daily basis).

                                  ARTICLE 17.
                             ADDITIONAL PROVISIONS

     17.1  Initial Improvements.

           17.1.1  Landlord's Improvements.

     Landlord will provide, at no cost to Tenant, the Landlord's Improvements. Landlord will either stockpile or install, as applicable, Landlord's Improvements.

           17.1.2  Tenant's Improvements.

     Landlord will cause to be constructed, in accordance with the Plans (as hereinafter defined), all Tenant's Improvements'

          17.1.3  Construction of Tenant's Improvements.

     Landlord shall construct, or cause to be constructed, in the Premises, in accordance with all applicable laws, rules, regulations and ordinances (including ADA, as it currently exists and as currently interpreted by local building code requirements), the Tenant's Improvements described in and shown on the Plans and Specifications as attached hereto as EXHIBIT "H" (the "Plans"). Upon execution of the Lease, Landlord shall prepare, or cause to be prepared, working drawings (including mechanical, electrical and plumbing) for the construction of the Tenant's Improvements. The working drawings (and any modifications thereof) shall comply with all governmental standards, regulations and requirements and shall be subject to Tenant's approval (which approval shall not be unreasonably withheld). Tenant's failure to approve or disapprove the working drawings within five (5) Business Days of submission shall be deemed an approval. If Tenant desires any changes in the Plans after executing the Lease, Tenant shall be required to sign such field order changes as requested by Landlord or Landlord's contractors or agents to evidence any such change desired by Tenant, and Tenant shall be responsible for any and all costs associated with any such change in the Plans.

     Any other work desired by Tenant, such as furniture, fixturing and telecommunications and computer cabling ("Additional Work"), shall be performed by Tenant, at Tenant's sole expense, using contractors and pursuant to plans approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord will approve or disapprove (with reasonable detail thereof) within five (5) Business Days after submission.

          17.1.4  Tenant's Representative.

     Tenant designates [__________________] as Tenant's representative to notify Landlord of any approvals and revisions to the Plans as described in Section
17.1 3 and to provide any notices or directions to Landlord regarding the Tenant's Improvements.

          17.1.5  Punch List.

     Within 20 days after Substantial Completion, Landlord and Tenant will inspect the Premises and develop a Punch List. Landlord will complete (or repair, as the case may be) the items described on the Punch List with commercially reasonable diligence and speed, subject to delays caused by Tenant Delays and Force Majeure. If Tenant refuses to inspect the Premises with Landlord within the 20 day period, Tenant is deemed to have accepted the Premises as delivered, subject to Section 17.1.6. Nothing herein shall be deemed to diminish Landlord's obligation to make any repairs required in this Lease to be made by Landlord (including without limitation remedying any latent defects in the Landlord's Improvements or the Tenant's Improvements).

          17.1.6  Construction Warranty.

     Landlord warrants Tenant's Improvements against defective workmanship and materials for a period of one year after the date of Substantial Completion. Landlord's sole obligation under this warranty is to repair or replace, as necessary, any defective item occasioned by poor workmanship or materials if Tenant notifies Landlord of the defective item within such one year period. Landlord has no obligation to repair or replace any item after such one year period expires. THE WARRANTY TERMS PROVIDE TENANT WITH ITS SOLE AND EXCLUSIVE REMEDIES FOR LANDLORD'S INCOMPLETE OR DEFECTIVE CONSTRUCTION OF THE IMPROVEMENTS OR USE OF DEFECTIVE MATERIALS IN THE PREMISES IN LIEU OF ANY CONTRACT, WARRANTY OR OTHER RIGHTS, WHETHER EXPRESSED OR IMPLIED, THAT MIGHT OTHERWISE BE AVAILABLE TO TENANT UNDER APPLICABLE LAW.

                                  ARTICLE 18.
                           MISCELLANEOUS PROVISIONS

     18.1  Notices.

     All Notices must be in writing and must be sent by personal delivery, United States registered or certified mail (postage prepaid) or by an independent overnight courier service, addressed to the addresses specified in the Basic Terms or at such other place as either party may designate to the other party by written notice given in accordance with this section. Notices given by mail are deemed delivered within three Business Days after the party sending the Notice deposits the Notice with the United States Post Office. Notices delivered by courier are deemed delivered on the next Business Day after the day the party delivering the Notice timely deposits the Notice with the courier for overnight (next day) delivery.

     18.2  Transfer of Landlord's Interest.

     If Landlord Transfers any interest in the Premises for any reason other than collateral security purposes, the transferor is automatically relieved of all obligations on the part of Landlord accruing under this Lease from and after the date of the Transfer, provided that the transferor will deliver to the transferee any funds the transferor holds in which Tenant has an interest (such as the Security Deposit, if any). Landlord's covenants and obligations in this Lease bind each successive Landlord only during and with respect to its respective period of ownership. However, notwithstanding any such Transfer, the transferor remains entitled to the benefits of Tenant's indemnity and insurance obligations (mad similar obligations) under this Lease with respect to matters arising or accruing during the transferor's period of ownership.

     18.3  Successors.

     The covenants and agreements contained in this Lease bind and inure to the benefit of Landlord, its successors and assigns, bind Tenant and its successors and assigns and inure to the benefit of Tenant and its permitted successors and assigns.

     18.4  Captions and Interpretation.

     The captions of the articles and sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular includes the plural and the plural includes the singular.

     18.5  Relationship of Parties.

     This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of may association or relationship between Landlord and Tenant other than that of landlord and tenant.

     18.6  Entire Agreement; Amendment.

     The Basic Terms and all exhibits, addenda and schedules attached to this Lease are incorporated into this Lease as though fully set forth in this Lease and together with this Lease contain the entire agreement between the parties with respect to the improvement and leasing of the Premises. All preliminary and contemporaneous negotiations, including, without limitation, any letters of intent or other proposals and any drafts and related correspondence, are merged into and superseded by this Lease. No subsequent alteration, amendment, change or addition to this Lease (other than to the Building Rules) is binding on Landlord or Tenant unless it is in writing and signed by the party to be charged with performance.

     18.7  Severability.

     If any covenant, condition, provision, term or agreement of this Lease is, to any extent, held invalid or unenforceable, the remaining portion thereof and all other covenants, conditions, provisions, terms and agreements of this Lease, will not be affected by such holding, and will remain valid and in force to the fullest extent permitted by law.

     18.8  Landlord's Limited Liability.

     Tenant will look solely to Landlord's interest in the Property for recovering any judgment or collecting any obligation from Landlord or any other Landlord Party. Tenant agrees that neither Landlord nor any other Landlord Party will be personally liable for any judgment or deficiency decree.

     18.9  Survival.

     All of Tenant's obligations under this Lease (together with interest on payment obligations at the Maximum Rate) accruing prior to expiration or other termination of this Lease survive the expiration or other termination of this Lease. Further, all of Tenant's release, indemnification, defense and hold harmless obligations under this Lease survive the expiration or other termination of this Lease, without limitation.

     18.10  Attorneys' Fees.

     If either Landlord or Tenant commences any litigation or judicial action to determine or enforce any of the provisions of this Lease, the prevailing party in any such litigation or judicial action is entitled to recover all of its costs and expenses (including, but not limited to, reasonable attorneys' fees, paralegals' charges, costs and expenditures) from the nonprevailing party.

  18.11  Brokers.

  Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers, finders or agents in connection with this Lease (except as may be specifically set forth in the Basic Terms) and agrees to release, indemnify, defend and hold the other harmless from and against any Claim based on the failure or alleged failure to pay any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) and from any cost, expense or liability for any compensation, commission or changes claimed by any realtors, brokers, finders or agents (other than any brokers specified in the Basic Terms) claiming by, through or on behalf of it with respect to this Lease or the negotiation of this Lease. Landlord will pay any brokers named in the Basic Terms in accordance with the applicable listing agreement for the Property.

  18.12  Governing Law.

  This Lease is governed by, and must be interpreted under, the internal laws of the State. Any suit arising from or relating to this Lease must be brought in the County; Landlord and Tenant waive the right to bring suit elsewhere.

  18.13  Time is of the Essence.

  Time is of the essence with respect to the performance of every, provision of this Lease in which time of performance is a factor.

  18.14  Joint and Several Liability.

  All parties signing this Lease as Tenant and any Guarantor(s) of this Lease are jointly and severally liable for performing all of Tenant's obligations under this Lease.

  18.15  Tenant's Waiver.

  Any claim Tenant may have against Landlord for default in performance of any of Landlord's obligations under this Lease is deemed waived unless Tenant notifies Landlord of the default within six (6) months after Tenant knew or should have known of the default.

  18.16  Authority.

  Tenant and each individual signing this Lease on behalf of Tenant represents and warrants that they are duly authorized to sign on behalf of and to bind Tenant and that this Lease is a duly authorized obligation of Tenant. Landlord and each individual signing this Lease on behalf of Landlord represents and warrants that they are duly authorized to sign on behalf of and to bind Landlord and that this Lease is a duly authorized obligation of Landlord.

  18.17  Provisions are Covenants and Conditions.

  All provisions of this Lease, whether covenants or conditions, are deemed both covenants and conditions.

  18.18  Force Majeure.

  If Landlord is delayed or prevented from performing any act required in this Lease (excluding, however, the payment of money) by reason of Tenant Delay or Force Majeure, Landlord's performance of such act is excused for the longer of the period of the delay or the period of delay caused by such Tenant Delay or Force Majeure and the period of the performance of any such act will be extended for a period equivalent to such longer period.

  18.19  Management.

  Property Manager is authorized to manage the Property. Landlord appointed Property Manager to act as Landlord's agent for leasing, managing and operating the Property. The Property Manager then serving is authorized to accept service of process and to receive and give notices and demands on Landlord's behalf.

  18.20  Financial Statements.

  Tenant will, prior to Tenant's execution of this Lease and within 10 days after Landlord's request at any time during the Term, deliver to Landlord complete, accurate and up-to-date financial statements with respect to Tenant and any Guarantor(s) or other parties obligated upon tiffs Lease, which financial statements must be (a) prepared according to generally accepted accounting principles consistently applied, and (b) certified by an independent certified public accountant or by Tenant's (or Guarantor's, as the case may be) chief financial officer that the same are a true, complete and correct statement of Tenant's (or Guarantor's) financial condition as of the date of such financial statements.

  18.21  Quiet Enjoyment.

  Landlord covenants that Tenant will quietly hold, occupy and enjoy the Premises during the Term, subject to the terms and conditions of this Lease, free from molestation or hindrance by Landlord or any person claiming by, through or under Landlord, if Tenant pays all Rent as and when due and keeps, observes and fully satisfies all other covenants, obligations and agreements of Tenant under this Lease.

  18.22  No Recording.

  Tenant will not record this Lease or a Memorandum of this Lease without Landlord's prior written consent, which consent Landlord may grant or withhold in its sole and absolute discretion.

     18.23  Nondisclosure of Lease Terms.

     The terms and conditions of this Lease constitute proprietary information of Landlord that Tenant will keep confidential. Tenant's disclosure of the terms and conditions of this Lease could adversely affect Landlord's ability to negotiate other leases and impair Landlord's relationship with other tenants. Accordingly, Tenant, without Landlord's consent (which consent Landlord may grant or withhold in its sole and absolute discretion), will not directly or indirectly disclose the terms and conditions of this Lease to any other tenant or prospective tenant of the Building or to any other person or entity other than Tenant's employees and agents who have a legitimate need t6 know such information (and who will also keep the same in confidence).

     18.24  Construction of Lease and Terms.

     The terms and provisions of this Lease represent the results of negotiations between Landlord and Tenant, each of which are sophisticated parties and each of which has been represented or been given the opportunity to be represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Lease must be interpreted and construed in accordance with their usual and customary meanings, and Landlord and Tenant each waive the application of any rule of law that ambiguous or conflicting terms or provisions contained in this Lease are to be interpreted or construed against the party who prepared the executed Lease or any earlier draft of the same. Landlord's submission of this instrument to Tenant for examination o]" signature by Tenant does not constitute a reservation of or an option to lease and is not effective as a lease or otherwise until Landlord and Tenant both execute and deliver this Lease. The parties agree that, regardless of which party provided the initial form of this Lease, drafted or modified one or more provisions of this Lease, or compiled, printed or copied this Lease, this Lease is to be construed solely as an offer from Tenant to lease the Premises, executed by Tenant and provided to Landlord for acceptance on the terms set forth in this Lease, which acceptance and the existence of a binding agreement between Tenant and Landlord may then be evidenced only by Landlord's execution of this Lease.

     18.25  Radon Gas.

     The following disclosure is required by Florida law:

Radon is a naturally occurring radioactive gas that, when it has accumulated in a structure in sufficient quantities, may present health risks to persons who are exposed to it. Levels of radon that exceed federal and state guidelines have been found in buildings in the State of Florida. Additional information regarding radon and radon testing may be obtainable from the county public health unit. Landlord makes no representation to Tenant concerning the presence or absence of radon gas in the Premises or the Building at any time or in any quantity. By executing this Lease, Tenant expressly releases Landlord from any loss, claim, liability, or damage now or hereafter arising from or relating to the presence at any time of such substances in the Premises or the Building.

                           [Signature Page Follows]

     Landlord and Tenant each caused this Lease to be executed and delivered by its duly authorized representative to be effective as of the Effective Date.


                                           LANDLORD:

                                           SUNRISE LAKE, L.L.C., a Delaware
                                           limited liability company

_________________________________          By _____________________________
Name:____________________________          Name:___________________________
         (Print or Type Name)              Title:__________________________
                                           Dated:__________________________
_________________________________
Name:____________________________
         (Print or Type Name)
                                           TENANT:

                                           AIRSPAN NETWORKS, INC., a Washington
                                           corporation

_________________________________          By ______________________________
Name:____________________________          Name:____________________________
        (Print or Type Name)               Title:___________________________
                                           Dated:___________________________
_________________________________
Name:____________________________
        (Print or Type Name)

                                  EXHIBIT "A"
                                  -----------
                                  DEFINITIONS
                                  -----------


  "Additional Rent" means any charge, fee or expense (other than Basic Rent) payable by Tenant under this Lease, however denoted.

  "Affiliate" means any person or corporation that, directly or indirectly, controls, is controlled by or is under common control with Tenant. For purposes Of this definition, "control" means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity.

  "Alteration" means any change, alteration, addition or improvement to the Premises or Property.

  "Bankruptcy Code" means the United States Bankruptcy Code as the same now exists and as the same may be amended, including any and all rules and regulations issued pursuant to or in connection with the United States Bankruptcy Code now in force or in effect after the Effective Date.

  "Basic Rent" means the basic rent amounts specified in the Basic Terms.

  "Basic Terms" means the terms of this Lease identified as the "Basic Terms" before Article 1 of the Lease.

  "BOMA Standards" means the "Standard Method for Measuring Floor Area in Office Buildings" approved June 7, 1996 by the American National Standards Institute, Inc. and the Building Owners and Managers Association International ("NSI/BOMA Z65.1-1996).

  "Building" means that certain office building to be constructed on the Land.

  "Building Rules" means those certain rules attached to this Lease as EXHIBIT "E," as Landlord may amend the same from time to time.

  "Business Days" means any day other than Saturday, Sunday or a legal holiday in the State.

  "Business Hours" means Monday through Friday from 7:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m., excluding holidays.

  "City" means Sunrise, Florida.

  "Claims" means all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys' fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease.

  "Commencement Date" means the later of (a) the Delivery Date specified in the Basic Terms or (b) the date of Substantial Completion of the Tenant's Improvements, unless Landlord did not achieve Substantial Completion of the Tenant's Improvements on or before the Delivery Date because of Tenant Delay, in which event the Commencement Date is the later of (c) the Delivery Date or (d) the date the Tenant's Improvements would have been substantially completed in accordance with the definition of Substantial Completion but for the Tenant Delay.

  "Commencement Date Memorandum" means the form of memorandum attached to the Lease as EXHIBIT "D."

  "Common Area" means the parking area, driveways, lobby areas, and other areas of the Property Landlord may designate from time to time as common area available to all tenants.

  "Condemning Authority" means any person or entity with a statutory or other power of eminent domain.

  "Contractor" means Opus South Corporation or one of its affiliates.

  "County" means Broward County, Florida.

  "Delivery Date" means the target date for Landlord's delivery of the Premises to Tenant, which is the delivery date specified in the Basic Terms.

  "Effective Date" means the date Landlord executes this Lease, as indicated on the signature page.

  "Event of Default" means the occurrence of any of the events specified in
Section 14.1 of the Lease.

  "Final Plans" means the final working drawings and specifications Landlord prepares for the Tenant's Improvements after receiving Tenant's space plan for the Tenant's Improvements.

  "Floor Plan" means the floor plan attached to the Lease as EXHIBIT "C."

  "Force Majeure" means acts of God; strikes; lockouts; labor troubles; inability to procure materials; governmental laws or regulations; casualty; orders or directives of any legislative, administrative, or judicial body or by governmental department; inability to obtain any governmental licenses, permissions or authorities (despite commercially reasonable pursuit of such licenses, permissions or authorities); and other similar or dissimilar causes beyond Landlord's reasonable control.

  "Guarantor" means any person or entity at any time providing a guaranty of all or any part of Tenant's obligations under this Lease.

  "Hazardous Materials" means any of the following, in ,any amount: (a) any petroleum or petroleum product, asbestos in any form, urea formaldehyde and polychlorinated biphenyls; (b) any radioactive substance; (c) any toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound; and (d) any chemicals, materials or substances, whether solid, liquid or gas, defined as or included in the definitions of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous Wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "solid waste," or words of similar import in any federal, state or local statute, law, ordinance or regulation now existing or existing on or after the Effective Date as the same may be interpreted by government offices and agencies.

  "Hazardous Materials Laws" means any federal, state or local statutes, laws, ordinances or regulations now existing or existing after the Effective Date that control, classify, regulate, list or define Hazardous Materials.

  "Improvement Allowance" means the amount (per rentable square foot of the Premises) specified in the Basic Terms for the cost of designing and installing Tenant's Improvements.

  "Improvements" means, collectively, the Landlord's Improvements and the Tenant's Improvements.

  "Land" means that certain parcel of land legally described on the attached EXHIBIT "B."

  "Landlord" means only the owner or owners of the Property at the time in question.

  "Landlord Parties" means Landlord and Property Manager and their respective officers, directors, partners, shareholders, members and employees.

  "Landlord's Improvements" means the base building improvements to the Premises described on the attached EXHIBIT "F."

  "Laws" means rely law, regulation, rule, order, statute or ordinance of any governmental or private entity in effect on or after the Effective Date and applicable to the Property or the use or occupancy of the Property, including, without limitation, Hazardous Materials Laws, Building Rules and Permitted Encumbrances.

  "Lease" means this Office Lease Agreement, as the same may be amended or modified after the Effective Date.

  "Lease Year" means each consecutive 12-month period during the Term, commencing on the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year is a period beginning on the Commencement Date and ending on the last day of the calendar month in which the Commencement Date occurs plus the following 12 consecutive calendar months.

  "Maximum Rate" means interest at a rate equal to the lesser of (a) 18% per annum or

(b)  the maximum interest rate permitted by law.

          "Mortgage" means any mortgage, deed of trust, security interest or other security document of like nature that at any time may encumber all or any part of the Property and any replacements, renewals, amendments, modifications, extensions or refinancings thereof, and each advance (including future advances), made under any such instrument.

          "Net Rent" means, all rental Landlord actually receives from any reletting of all or any part of the Premises, less ,any indebtedness from Tenant to Landlord other than Rent (which indebtedness is paid first to Landlord) and less the Re-entry Costs (which costs are paid second to Landlord).

          "Notices" means all notices, demands or requests that may be or are required to be given, demanded or requested by either party to the other as provided in the Lease.

          "Operating Expenses" means all expenses Landlord incurs in collection with maintaining, repairing and operating the Property, as determined by Landlord's accountant in accordance with generally accepted accounting principles consistently followed, including, but not limited to, the following:
Property Taxes, insurance premiums and deductible amounts under any insurance policy; maintenance and repair costs; steam, electricity, water, sewer, gas and other utility charges; fuel; lighting; window washing; janitorial services; trash and rubbish removal; property association fees and dues and all payments under any Permitted Encumbrance (except Mortgages) affecting the Property; wages payable to persons at the level of manager and below whose duties are connected with maintaining and operating the Property (but only for the portion of such persons' time allocable to the Property), together with all payroll taxes, unemployment insurance, vacation allowances and disability, pension, profit sharing, hospitalization, retirement and other so-called "fringe benefits" paid in connection with such persons (allocated in a manner consistent with such persons' Wages); amounts paid to contractors or subcontractors for work or services performed in connection with maintaining and operating the Property; all costs of uniforms, supplies and materials used in connection with maintaining, repairing and operating the Property; any expense imposed upon Landlord, its contractors or subcontractors pursuant to law or pursuant to any collective bargaining agreement coveting such employees; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Property; costs of complying with Laws; reasonable management fees and the costs (including rental) of maintaining a building or management office in the Building; and such other expenses as may ordinarily be incurred in connection with maintaining and operating an office complex similar to the Property. The term "Operating Expenses" also includes expenses Landlord incurs in collection with public sidewalks adjacent to the Property, any pedestrian walkway system (either above or below ground) and any other public facility to which Landlord or the Property is from time to time subject in connection with operating the Property. The term "Operating Expenses" does not include the cost of any capital improvement to the Property other than replacements required for normal maintenance and repair; the cost of repairs, restoration or other work occasioned by fire, windstorm or other insured casualty other than the amount of any deductible under rely insurance policy (regardless whether the deductible is payable by Landlord in connection with a capital expenditure); expenses Landlord incurs in connection with leasing or procuring tenants or renovating space for new or existing tenants;

legal expenses incident to Landlord's enforcement of any lease; interest or principal payments on any mortgage or other indebtedness of Landlord; or allowance or expense for depreciation or amortization. Notwithstanding the foregoing, if Landlord installs equipment in, or makes improvements or alterations to, the Property to reduce energy, maintenance or other costs, or to comply with any Laws, Landlord may include in Operating Expenses reasonable charges for interest paid on the investment and reasonable charges for depreciation of the investment so as to amortize the investment over the reasonable life of the equipment, improvement or alteration on a straight line basis.

          "Permitted Encumbrances" means all current and future Mortgages, easements, declarations, encumbrances, covenants, conditions, reservations, restrictions and other matters now or alter the Effective Date affecting title to the Property.

          "Premises" means that certain space situated in the Building shown and designated on the Floor Plan and described in the Basic Terms.

          "Property" means, collectively, the Land, Building and all other improvements on the Land.

          "Property Manager" means the property manager specified in the Basic Terms or any other agent Landlord may appoint from time to time to manage the Property.

          "Property Taxes" means any general real property tax, improvement tax, assessment, special assessment, reassessment, commercial rental tax, tax, in lieu tax, levy, charge, penalty or similar imposition imposed by any authority having the direct or indirect power to tax, including but not limited to, (a) tiny city, county, state or federal entity, (b) any school, agricultural, lighting, drainage or other improvement or special assessment district, (c) any governmental agency, or (d) any private entity having the authority to assess the Property under any of the Permitted Encumbrances. The term "Property Taxes" includes all charges or burdens of every kind and nature Landlord incurs in connection with using, occupying, owning, operating, leasing or possessing the Property, without particularizing by any known name and whether any of the foregoing are general, special, ordinary, extraordinary, foreseen or unforeseen; any tax or charge for fire protection, street lighting, streets, sidewalks, road maintenance, refuse, sewer, water or other services provided to the Property. The term "Property Taxes" does not include Landlord's state or federal income, franchise, estate or inheritance taxes. If Landlord is entitled to pay, and elects to pay, any of the above listed assessments or charges in installments over a period Of two or more calendar years, then only such installments of the assessments or charges (including interest thereon) as are actually paid in a calendar year will be included within the term "Property Taxes" for such calendar' year.

          "Punch List" means a list of Tenant's Improvements items that were either (a) not properly completed by Contractor or (b) in need of repair, which list is prepared in accordance with Section 17.1.5.

          "Re-entry Costs" means all costs and expenses Landlord incurs re-entering or reletting all or any part of the Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Premises after an Event of Default; (b) recovering possession of the Premises, removing persons and property from the Premises (including, without limitation, court costs and reasonable attorneys' fees) and storing such property; (c) reletting, renovating or altering the Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Premises. "Re-entry Costs" also includes the value of free rent and other concessions Landlord gives in connection with reentering or reletting all or any part of the Premises.

          "Rent" means, collectively, Basic Rent and Additional Rent.

          "Rent Commencement Date" means the sixtieth (60/th/) day after the earlier of (a) the Commencement Date; or (b) the date Tenant commences business operations in the Premises.

          "State" means the State of Florida.

          "Structural Alterations" means any Alterations involving the structural, mechanical, electrical, plumbing, fire/life safety or heating, ventilating and air conditioning systems of the Building.

          "Substantial Completion" means the date that the City or other appropriate authority issues a conditional or unconditional Certificate of Occupancy or similar document for the Premises (unless such a certificate or similar document is not required) and that Tenant is reasonably able to occupy and use the Premises for its intended purposes.

          "Taking" means the exercise by a Condemning Authority of its power of eminent domain on all or any part of the Property, either by accepting a deed in lieu of condemnation or by any other manner.

          "Tenant" means the tenant identified in the Lease and such tenant's permitted successors and assigns. In any provision relating to the conduct, acts or omissions of "Tenant," the term "Tenant" includes the tenant identified in the Lease and such tenant's agents, employees, contractors, invitees, successors, assigns and others using the Premises or on the Property with Tenant's expressed or implied permission.

          "Tenant Delays" means any delays to the extent caused or contributed to by Tenant, including, without limitation, with respect to Tenant's Improvements, Tenant's failure to submit a space plan for Tenant's Improvements, Tenant's failure to timely approve the Final Plans and any delays caused by any revisions Tenant proposes to the Final Plans.

          "Tenant's Improvements" means all initial improvements to the Premises (other than Landlord's Improvements) to be designed and installed by Landlord and paid for by Tenant, subject to the Improvement Allowance.

          "Tenant's Share of Operating Expenses" means the product obtained by multiplying the amount of Operating Expenses for the period in question by the Tenant's Share of Operating Expenses Percentage.

          "Tenant's Share of Operating Expenses Percentage" means the percentage specified in the Basic Terms, as such percentage may be adjusted in accordance with the terms and conditions of this Lease.

          "Term" means the initial term of this Lease specified in the Basic Terms and, if applicable, any renewal term then in effect.

          "Transfer" means an assignment, mortgage, pledge, transfer, sublease or other encumbrance or conveyance (voluntarily, by operation of law or otherwise) of this Lease or the Premises or any interest in this Lease or the Premises. The term "Transfer" also includes any assignment, mortgage, pledge, transfer or other encumbering or disposal (voluntarily, by operation of law or otherwise) of any ownership interest in Tenant or any Guarantor that results or could result in a change of control of Tenant or any Guarantor.

          "Warranty Terms" means, collectively, the punch list and warranty provisions of Section 17.1 of the Lease.

                                  EXHIBIT "B"
                               LEGAL DESCRIPTION
                               -----------------

                                  EXHIBIT "C"
                         PRELIMINARY AREA CALCULATIONS
                         -----------------------------

                                  EXHIBIT "D"
                                  ----------
                         COMMENCEMENT DATE MEMORANDUM
                         ----------------------------


     THIS MEMORANDUM is made and entered into as of [____________, _____] by and between SUNRISE LAKE, L.L.C. ("Landlord") and AIRSPAN NETWORKS, INC. ("Tenant").

                                   RECITALS:

     1. Landlord and Tenant are party to a certain Multitenant Office Lease Agreement dated as of [____________] ("Lease"), relating to certain premises ("Premises") located in the building commonly known as "Sawgrass Lake Center," located in Sunrise, Florida ("Building").

     2. Landlord and Tenant desire to confirm the Commencement Date and Rent Commencement Date (as such terms are defined in the Lease) and the date the [initial] Term of the Lease expires [and the notice date(s) and expiration date(s) of any renewal Term(s) provided to Tenant under the Lease].

                               ACKNOWLEDGMENTS:

     Pursuant to Section 1.2.3 of the Lease and in consideration of the facts set forth in the Recitals, Landlord and Tenant acknowledge and agree as follows:

     1. All capitalized terms not otherwise defined in this Memorandum have the meanings ascribed to them in the Lease.

     2.   The Commencement Date under the Lease is [_____________].

     3.   The Rent Commencement Date under the Lease is [______________].

     4. The [initial] Term of the Lease expires on [________________], unless the Lease is sooner terminated in accordance with the terms and conditions of the Lease.

     [5. Tenant must exercise its right to the ________________ renewal Term, if at all, by notifying Landlord no later than ____________, subject to the conditions and limitations set forth in the Lease.]

     [6.  The ___________ renewal Term expires on _____________.]

     Landlord and Tenant each caused this Memorandum to be executed by its duly authorized representative as of the day and date written above. This Memorandum may be executed in counterparts, each of Which is an original and all of which constitute one instrument.

                                        LANDLORD:

                                        SUNRISE LAKE, L.L.C.

                                                  By:___________________________
                                                  Name:_________________________
                                                  Its:__________________________

                                                  TENANT:

                                                  AIRSPAN NETWORKS, INC.

                                                  By:___________________________
                                                  Name:_________________________
                                                  Its:__________________________

                                  EXHIBIT "E"
                                  ----------
                                BUILDING RULES
                                --------------

     1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior of the Building, or visible from the exterior of the Premises, shall be installed at Tenant's sole cost and expense, and in such manner, character and style as Landlord may approve in writing. In the event of a violation of the foregoing by Tenant, Landlord may reasonably remove the same without any liability and may charge the expense incurred by such removal to Tenant.

     2. No awning or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens visible from the exterior of the Building or visible from the exterior of the Premises, shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord. Such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

     3. Tenant, its servants, employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls, elevators, or stairways in and about the Building which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Tenant. Tenant shall not place objects against glass partitions or doors or windows that would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove any such objects upon notice from Landlord.

     4. Tenant shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create noxious odors, any of which may be offensive to the other tenants and occupants of the Building, or that would Interfere with the operation of any device, equipment, radio, television broadcasting or reception from or within the Building or elsewhere and shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises or on the Building.

     5. Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to insure the most effective operation of the Building's heating and air conditioning systems and shall refrain from attempting to adjust any controls other than unlocked room thermostats, if any, installed for Tenant's use. Tenant shall keep corridor doors closed.

     6. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

     7. No person or contractor not employed by Landlord shall be used to perform janitorial work, window washing, cleaning, maintenance, repair or similar work in the Premises without the written consent of Landlord, which shall not be unreasonably withheld or delayed.

     8. In no event shall Tenant bring into the Building inflammables, such as gasoline, kerosene, naphtha and benzene, or explosives or any other article of an intrinsically dangerous nature. If, by reason of the failure of Tenant to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Building shall at any time be increased, Tenant shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Landlord's other rights at law or in equity for Tenant's breach of this Lease.

     9. Tenant shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and Building rules and shall not directly or indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or, require additional insurance coverage.

     10. Landlord shall have the right to prohibit any advertising by Tenant that in Landlord's reasonable opinion tends to impair the reputation of the Building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     11. The Premises shall not be used for cooking (except normal break room use such as coffee machines and microwave ovens for warming, but in no event shall any open flame or electric element cooking take place), lodging, sleeping or for any immoral or illegal purpose.

     12. Tenant and Tenant's servants, employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Landlord or Landlord's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Landlord may reasonably elect.

     13. Unless expressly permitted by the Landlord, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door. Upon termination of this Lease or of the Tenant's possession, the Tenant shall surrender all keys of the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

     14. Any carpeting cemented down by Tenant shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Tenant, Landlord may charge the expense incurred for or in connection with the removal of such carpeting and adhesive, and any related repairs that may be necessary as a result thereof, to Tenant.

     15. The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

     16. No electric circuits for any purpose shall be brought into the Premises without

Landlord's permission specifying the manner in which some may be done.

     17. No bicycle or other vehicle, and no dog (except Seeing Eye dogs) or other animal shall be allowed in offices, halls, corridors, or elsewhere in the Building.

     18. Tenant shall not throw anything out of the door or windows, or down any passageways or elevator shafts.

     19. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only through entryways and freight elevators provided for such purposes and indicated by Landlord. Unless caused by the negligence or willful misconduct of Landlord, its agents or employees, Tenant shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles..

     20. All safes, equipment or other heavy articles shall be carried in or out of the Premises only at such time and in such manner as shall be prescribed in writing by Landlord. and Landlord shall in all cases have the right to specify the proper position of any such safe equipment or other heavy article, which shall only be used by Tenant in a manner which will not interfere with or cause damage to the Premises or the Building in which they are located, or to
                                             --
the other tenants or occupants of said Building. Tenant shall be responsible for any damage to the Building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Landlord or governmental authorities in connection with the use or moving of such articles.

     21. Canvassing, soliciting, and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

     22. Vending machines (other than those in break rooms which are exclusively for the use of Tenant's employees and guests) shall not be installed without permission of the Landlord.

     23. Wherever in these Building Rules and Regulations the word "Tenant" occurs, it is understood and agreed that it shall mean Tenant's associates, agents, employees, clerks, and servants, contractors and visitors. Wherever the word "Landlord" occurs, it is understood and agreed that it shall mean Landlord's assigns, agents, employees, clerks, servants, contractors and visitors.

     24. Landlord shall have the right to enter upon the Premises upon reasonable prior notice (except in emergencies) at all reasonable hours for the purpose of inspecting the same.

     25. Landlord shall have the right to enter the Premises at hours convenient to the Tenant for the purpose of exhibiting the same to prospective tenants within the one hundred eighty (180) day period prior to the expiration of this Lease and at any time while an uncured event of default exists under this Lease.

     26. Tenant, its agents, servants, employees, customers, invitees and guests shall, when using the common parking facilities, if any, in and around the Building, observe and obey all signs regarding fire lanes, reserved parking areas, and no parking zones, and when parking always park between the designated lines. Landlord reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a reserved parking area or no parking zone. All vehicles shall be parked at the sole risk of the owner, and Landlord assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked on an overnight basis for any extended period of time.

     27. At all times the Property shall be in charge of Landlord's employee in charge and (a) persons may enter the Property only in accordance with Landlord's regulations, (b) persons entering or departing from the Property may be questioned as to their business in the Property, and the right is reserved to require the use of an identification card or other access device and the registering of such persons as to the hour of entry and departure, nature of visit, and other information deemed necessary for the protection of the Property, and (c) all entries into and departures from the Property will take place through such one or more entrances as Landlord shall from time to time designate provided, however, anything herein to the contrary notwithstanding, Landlord shall not be liable for any lack of security in respect to the Property whatsoever. Landlord will normally not enforce clauses (a), (b) and (c) above from 8:00 a.m. to 5:30 p.m., Monday through Friday, and from 8:00 a.m. to 1:00 p.m. on Saturdays, but it reserves the right to do so or not to do so at any time and from time to time at its sole discretion. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Property during the continuance of the same by closing and locking the doors or otherwise, for the safety of the tenants or the protection of the Property and the property therein. Landlord shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion from the Property of any person.

     28. All entrance doors to the Premises shall be locked when the Premises are not in use. All corridor doors shall also be closed during times when the air conditioning equipment in the Property is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

     29. Landlord reserves the right to adopt and enforce traffic regulations (including speed limits), and to install traffic calming devices within the driveways and common parking facilities. Tenant, and its employees, customers and invitees shall obey and comply with all traffic regulations, and shall at all times operate their vehicles in a safe manner. Any traffic regulations adopted by Landlord shall be in addition to any Laws. Landlord shall in no case be liable for any Claims arising out of or related to any traffic regulations adopted by Landlord, or the enforcement thereof.

     30. Landlord reserves the right, upon reasonable prior notice to Tenant, at any time and from time to time to rescind, alter or' waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Landlord's reasonable judgment, for its best interest or for the best interest of the tenants of the Property.

     31. To the extent that any of the Rules and Regulations contradict the specific provisions elsewhere in this Lease, the specific provisions of the Lease will control and prevail.

Initials:

Landlord:_______________

Tenant:_________________

                                  EXHIBIT "F"
                                  -----------
                            LANDLORD'S IMPROVEMENTS
                            -----------------------

                            Opus South Corporation

                Construction and Design Outline Specifications

                             SAWGRASS LAKE CENTER

Base Building- General     This outline specification prepared by Opus South
                           Corporation (Contractor), defines the scope of work for the design and construction of an approximate
                           249,080 S.F. (gross) six-story base building office facility at Bellsouth Center, Sunrise, Florida.

General Conditions         Permits, Licensing, Fees
                           ------------------------

                           Contractor will give to the proper authorities all notices required by law relative to the work of the project: obtain and pay for all building permits, licenses; and apply for the other permits. Environmental use permits and permits required in conjunction with data processing or office activities will be the responsibility of the Client.

                           Codes
                           -----

                           Contractor will be responsible :for complying with local, state and federal building codes and diversified aspects of zoning ordinances which apply to the project, including the Standard Building Code and the Occupations Safety and Health Act provisions applicable to construction sites and the American Disabilities Act.

                           Warranty
                           --------

                           All materials and equipment incorporated into this project shall be new. The Contractor shall guarantee all work to be free from defects of workmanship and material for one (1) year after completion of the base building. The Contractor shall obtain a manufacturer's "no dollar limit" roofing system warranty guaranteeing the roof to be free from leaks for a period of ten (10) years. All compressors will have five (5) year warranties for the manufacturer.

                           Insurance
                           ---------

                           Contractor will maintain the following insurance coverage's for the project with limits as required by the contract:

                           .  Workman's Compensation Insurance
                           . Comprehensive Public Liability Insurance, including auto liability contractor's operations, broad form contractual liability, and blanket XCU if applicable
                           .  Builders' Risk Insurance, "All Risk" form

Project Management         Project Meetings
                           ----------------

                           Owner progress meetings shall be held at the job site on a monthly basis. The meetings will include a representative from the Owner, the Design/Builder Project Manager, Field Superintendent, selected subcontractors, suppliers and the Architect/Engineer as required. The following items will be discussed:

                           1.  Review the Monthly Progress Report
                           2.  Field observations, problems and conflicts
                           3.  Problems which impede the construction schedule
                           4. Review of off-site fabrication and delivery schedules
                           5. Corrective measures and procedures to regain project schedule
                           6.  Contract Documents update review
                           7.  Maintenance of quality control standards
                           8.  Review of contract change orders
                           9. Review outstanding information to/from the owner, engineer, contractor
                           10. Contractors Requisition for payment review

                           The contractor shall establish an agenda and distribute meeting minutes from the progress meetings.

                           Monthly Progress Reports:
                           ------------------------

                           A monthly progress report shall be prepared for and distributed at the monthly owners meeting. The progress report shall serve as an executive summary of the project progress and outstanding issues. The report shall include the following sections:

                           1.  Executive summary of the progress of work
                           2. Contract summary and listing of outstanding change order requests
                           3.  Information required from/to the Owner
                           4.  Schedule narrative and summary
                           5.  Photographic documentary

                           Submittals and Shop Drawings:
                           -----------------------------

                           Construction materials and equipment, which will be incorporated in the project, shall be specifically addressed by the project specifications and drawings. Subcontractors and vendors will be required to submit manufacturers literature and fabrication/- installation shop drawings prior to incorporating the work into the project. The submittal data shall be reviewed by the Design/-Builder and returned to the subcontractor vendor within adequate time so as not to delay the progress of the work. A copy of the reviewed submittal data will be forwarded to the Owner for his records.

                           Requests for substitution shall be submitted to the Design/Builder in writing with appropriate manufacturers backup so that a proper analysis may be performed. The owner shall approve all product substitutions.

                           Quality Control:
                           ----------------

                           The project quality control plan will identify key building systems and components that will be monitored during the construction phase. Monitoring shall be performed by a combination of outside consultants, inspection firms and the Design/Builders project management and field representatives. An inspection guideline plan will be developed prior to the commencement of construction that will specify the individual responsible for monitoring the particular activity, the inspection requirements and the testing parameters.

                           Laboratory reports shall be submitted to the subcontractor performing the work, all pertinent government agencies, the Design/Builder and the Owners representative. All materials which fail to meet specified standards shall be corrected or removed from the project.

                           Temporary Construction Facilities:
                           ----------------------------------

                           The Design/Builder shall establish and construct temporary construction facilities as necessary to manage and coordinate the construction work. The facilities shall consist of, but are not limited to the following.

                           1.  Construction office and conference trailer
                           2.  Temporary construction phone system
                           3.  Temporary construction electric
                           4. Temporary construction water and sanitary facilities
                           5.  Facsimile and reprographic machines
                           6.  Temporary safety and public protection
                               barricades/enclosures
                           7.  Trash dumpster for construction debris
                           8. Temporary heat and enclosures for weather protection
                           9.  Construction material yard and storage compound
                           10. Project identification signs
                           11. Temporary security barricades and services

                           Project Management:
                           -------------------

                           The Design/Builder shall be responsible for employing personnel to manage the construction operations. The Design/Builder shall assign to the project a competent project manager who will be responsible for all Owner coordination and correspondence, project procurement, scheduling and contract administration. The project manager shall be the Owners single point representative for all construction matters.

                           An on site project superintendent shall be assigned to the project who has performed work of similar size and nature. The project superintendent will be responsible for all day to day field operation and coordination issues. The project superintendent will hold! mandatory weekly subcontractor coordination and scheduling meetings.

                           The Owner has the fight to request that the Design/Builder remove from the project any employee whom the Owner feels is not performing satisfactorily.

                    Clean-up
                    --------

                    Excessive accumulation of waste materials and rubbish will be avoided by periodic removal from building and construction site. When the building project is substantially completed, Contractor will remove all debris, tools, scaffolding and surplus materials, leaving the project in "wiped clean" condition. Contractor will clean all exterior windows and curtainwall; vacuum all carpeting; damp mop one time all ceramic, granite and vinyl composition tile; clean all bathroom mirrors, fixtures and toilet partitions. All other cleaning, if desired, will be provided by the Client.

                    Trade Name Reference
                    --------------------

                    Identification herein of items by trade names indicates the quality standards; the words "or equal" are to apply to any such references.

                    Materials
                    ---------

                    All materials will be good quality, new materials, unless specified otherwise. Colors and finishes will be selected from manufacturer's standards.

Design              Design and Engineering
                    ----------------------

                    Contractor in conjunction with Opus Architects & Engineers, Inc., will cause to be prepared a complete set of working drawings to include civil, structural, architectural, plumbing, HVAC, electrical, fire protection and landscape for the base building.

                    Tenant improvement design will be part of the tenant improvement allowance.

Site Development    Grading and EarthWork
                    ---------------------

                    Contractor will rough and fine-grade the building pad. The building elevation will be set to allow for drainage,, which will be handled by means of catch basins, storm sewers and surface run-off as appropriate.

                    The scope of the earthwork and the foundation system design will be in accordance with the subsurface :soil report to be provided by the developer. The building foundation system will be conventional spread footing foundation or deep foundation system (i.e. auger cast pries, vibrofloation or dynamic compaction) and will be based on a soil bearing capacity of 2500 psf which will be confirmed by the geotechnical report.

                    All earthwork will be observed, tested, and approved by an independent soils engineer. Fill areas will be compacted to 95% Procter in both the building and parking garage and roadway areas. Areas to receive bituminous paving outside the areas of the building structures will be graded for proper drainage.

                    Exterior Concrete Sidewalks, Curb and Gutter
                    --------------------------------------------

                    Contractor will furnish and install all exterior concrete work. Concrete sidewalks will be broom-finished unless otherwise noted. Contractor will also furnish concrete curbs to border all asphalt areas.

                    Colored concrete pavers will be installed at the main entry. They will extend from the building to the garage.

                    All exterior concrete work will be constructed using a 3,000-psi, air-entrained concrete mixture. All work will be jointed for thermal movements and placed on compacted soil.

                    Bituminous Paving and Striping
                    ------------------------------

                    The paved areas subject to car and truck traffic will consist of a 1" or 1 1/2" layer Type III bituminous over 6" base of limerock.

                    All bituminous pavements will be striped to indicate parking stalls, handicapped parking locations, median lines and traffic control features, in accordance with the site design.

                    Telephone and Electric Utilities
                    --------------------------------

                    Contractor will coordinate the service entrances with the electric utility company to provide a complete and operable system. An underground telephone service will be coordinated with the construction of the building and the building service entrance conduit will be provided. The actual telephone service to the building will be provided by the telephone utility and the cost of the phone system will be borne by the Tenant. The telephone conduit will be routed into the building from two directions.

                    Water Service
                    -------------

                    A water service main will be provided from the main located in the public fight of way along the north side of the site. Actual tie-in points will be determined upon agreement with the City of Sunrise. The main will be 3" diameter for the domestic services within the building and 8" diameter for the interior and exterior fire protection systems. Service mains will be PVC pipe.

                    Sanitary Sewerage
                    -----------------

                    A 8" minimum gravity sanitary sewer line will be extended from the building to the north side of the site for tie-in. The sanitary sewer line will be standard polyvinyl chloride plastic sewer pipe with code-approved manholes and castings.

                    Storm Drainage
                    --------------

                    Contractor will set adequate grades so that drainage and surface water run-off will be handled through catch basins and storm drainage as required. The Storm drainage will be reinforced concrete pipe with catch basins and manholes as required by code and the governing watershed district. The water will percolate into the ground via "French Drains".

                    Lawns and Landscaping
                    ---------------------

                    Landscaping and an automatic lawn irrigation system will be designed and installed to meet or exceed all code and park requirements.

Parking Structure   Scope
                    -----

                    The Design/Builder shall design and construct a five-level parking garage.

                    Structural System
                    -----------------

                    The foundation will be shallow spread footings supporting a precast column, beam and double tee system. The first floor clear height will be as required by code for handicap vans.

                    The first floor shall be a 6" slab-on-grade. The upper levels will be pre-topped double tees.

                    Exterior
                    --------

                    The fiat precast concrete spandel panel will be painted to match the color of the office building.

                    Stormwater Drains
                    -----------------

                    The floors shall be sloped to floor drains that are piped to the exterior storm water collection system.

                    Fire Protection - None.
                    ----------------------

                    Elevators - Two hydraulic elevators.
                    -----------------------------------

                    Staffs
                    ------

                    Three sets of open concrete stairs with metal handrails shall be provided for egress.

                    Lighting
                    --------

                    The contractor shall install metal halide HID fixtures that provide an average of 1.5-foot candles.

Covered Pedestrian       Scope
Parkway                  -----

                         The contractor shall design and construct a pedestrian canopy from the parking structure to the office building entrance.

                         Canopy Structure
                         ----------------

                         Shallow concrete footings shall support a pre-manufactured metal canopy system beams.

                         Exterior Lighting
                         -----------------

                         At building entrances and in parking areas, Contractor will install lighting conforming to code and municipal requirements and controlled by the computerized energy management system. Exterior lighting for parking areas will be metal halide lamps. Light standards will be 25' high painted steel in parking and traffic areas. These standards and wall packs at truck docks will be located to provide a minimum level of lighting equal to one foot-candle maintained throughout the parking and drive areas.

Building Structure and   Building Structural System
Exterior Envelope        --------------------------

                         The base building structural system will conform to the standards of ACI, ASTM and SFBC, and applicable building regulations. The general construction will be cast in place concrete columns supporting cast in place beams and slab. The beams and slab will be post-tensioned concrete. Standard bay size will be approximately 30'-0" x 44'-6".

                         Floor to floor heights are 14'-6"` on level one and 13'-6" on all other floors.

                         Live Load Design Criteria
                         -------------------------
                         Floors: 80 psf, plus 20 psf for the partition load and 5 psf for mechanical and ceiling loads. The floor will be 8" thick. Floors shall have a two (2) hour fire rating.

                         All interior concrete is designed for a minimum compressive strength of 4000 psi at 28 days. Concrete slab-on grade will be 4" thick and will have control joint spaces 15'-0" x 15'-0" and shall be sealed.

                    Building Exterior
                    -----------------

                    The office building wall system will consist of precast concrete wall panels fabricated with beige tinted cement and granite aggregate, having a sand blast finish with accent reveals. Precast panels will be provided in one (1) color of concrete but will incorporate textured highlight areas. The wall panel system will be used in combination with ribbon glass and aluminum windows. Windowsill height varies from 112" to 30".

                    Semi-rigid insulation for exterior walls will have a minimum rating of R-8.5.
                    All exterior soffits and window overhangs will be insulated in a similar manner

                    All exterior entrance doors and :frames will be prefinished aluminum framing members to match the windows.. All exterior doors will have aluminum thresholds. The doors at the main entrance and exits will be aluminum members to match windows and have 1" diameter pulls.

                    Windows will be 9/16" thick laminated standard color reflective glazing units set in painted aluminum frames. Glass will have U-values of 1.02 and 1.04 and with a shading coefficient of .36- .34.

                    Ribbon window units will be fixed, with no operating sash. Exterior glass in doors and sidelights will be clear glass.

                    Roofing
                    -------

                    The roof over the entire facility `will be a hot mopped modified bitumen roofing system equal to Schuller specification 3FID utilizing two plies of Glasply Premier felt and a mineral surfaced cap sheet of Dynaglas FR. Lightweight insulating concrete (Elastizel) will be installed to yield an average U-value of .05. Roof shall be attached to meet FM-I-90 wind uplift.

                    Roofing and flashing will be guaranteed against leaks by the roofing subcontractor for three years. The membrane system will be guaranteed by the membrane manufacturer for ten (10) years with no dollar limit.

                    All roof areas will slope to roof drains with interior rain leaders. A minimum of 1/8" per floor slope will be established for all roof area.

                    Roof access will be provided at one of the stairwells. Roofing construction joints and an expansion-contraction joint will be used as required.

                    Clear Height
                    ------------

                    The clear height on level one is 12'-0". The clear height on all other levels will be 11 `-6".

Doors               Wood Doors
                    ----------

                    Interior doors will be 3'-0" x 8'-0" premium grade solid core plain sliced cherry veneer, with a stained, sealed and varnished finish. Wood doors will be provided with a painted standard profile 2" wide hollow metal frame. Base building doors will be provided as shown on the drawings. Doors required for the tenant will be part of the tenant improvement allowance.

                         Hollow Metal Doors and Frames
                         -----------------------------

                         Exterior hollow metal doors at the truck dock will be 3'-0" x 6'-8". Other required exterior hollow metal doors will be 3'-0" wide and height will be selected to be compatible with adjacent architectural features. Exterior hollow metal doors will be flush face panel design.

                         Interior hollow metal doors in service areas will be 3'-0" x 6'-8", flush face panel design. All exterior and interior frames will be standard profile 2" wide hollow metal frame. All hollow metal doors and frames will be painted.

                         Finish Hardware
                         ---------------

                         All door hardware will be as manufactured by Schlage, Russwin or Corbin to meet ADA requirements, with function appropriate to intended usage. Base building locksets will be lever style hardware equal to Schlage L Series, mortised type with a bright stainless steel finish. A complete keying system tied into a building master and grand master system will be furnished.

Interior Finishes        Main Lobby and First Floor Elevator Lobby
                         -----------------------------------------

                         The ground floor lobby will be built-out with the following materials:

                         .  Floor- combination of granite accent with carpet
                         . Walls- combination of raised wood paneling, fabric wrapped acoustical wall panels and Zolotone
                         .  Ceilings - coffered and vaulted drywall

                         The upper floor lobbies will be built-out with the following materials:

                         .  Floor - carpet with borders
                         .  Walls - fabric wall covering adhered to drywall
                         . Ceiling - drywall ceiling (vaulted) with concealed fluorescent lights

                    Common/Tenant Areas
                    -------------------

                    A. Tenant Area Floors: Floor finishes are provided under tenant improvement cost allowance.

                    Unless otherwise specified, all floor areas will be troweled smooth exposed concrete.

Partitions          Base Building Partitions: As shown on the attached contract plans.

                    . All base building walls will be finished drywall ready for paint.

                    . Two-hour rated partitions extending full height from floor to underside of deck will be provided at the first floor exit corridor. The walls will be constructed of 3-5/8" metal studs with two layers of 5/8" gypsum board on each side, sound attenuation blankets, fire taped and sanded.

                    . Two-hour rated shaft walls extending full height from floor to underside of deck will !be provided at elevators and mechanical shafts.

                    . Walls enclosing toilet rooms, lobby, phone closets, and electrical will be non-rated partitions extending from floor to underside of deck. The walls will be constructed of 3-5/8" metal studs with one layer of 5/8" gypsum board on each side.

                    . Two hour rated stair shafts will be constructed of 2 1/2" metal studs with one layer of 5/8" gypsum board on each side, sound attenuation blankets, fire taped and sanded.

                    . All other partitions shown on the drawings shall extend from floor to ceiling grid and will be constructed of 3-5/8" metal studs with one layer of 5/8" gypsum board on each side, fire-taped and sanded.

                    . Exterior windowsill walls will be constructed of 2 1/2" metal studs, insulation and one layer of finished 5/8" gypsum board.

                    . Interior columns will be faced with finished gypsum board to ceiling height and sanded.

                    . Two and one-half inch thick batt insulation for sound attenuation will be provided in the wall construction surrounding the toilet rooms, first floor corridor and receiving area.

                    . Mechanical room walls will be double walled with staggered metal studs and extend to the underside of the deck.

Ceilings Ceiling height will be 9'-0" in the tenant areas and 8' in the toilet rooms.

                    A 2x2 tegular acoustical tile ceiling with fine textured cast panels equal to Celotex "Nu-Tex" in a white painted steel suspended grid system will be installed in all common areas as part of the base building costs. In tenant areas, the grid and tile will be installed as part: of base building costs while modifications for the tenant partitions will be installed as part of the Tenant Buildout Allowance.

                    The lobby ceilings shall be painted drywall.

                    Toilet Rooms (Base Building)
                    ----------------------------

                    A. Floors: The toilet room floors will receive a standard, domestic ceramic file.

                    B. Walls/Base: All toilet room walls will be floor to floor height drywall partitions with acoustical batt insulation. The wet walls will receive 6'- 0" high ceramic file. All other walls will receive vinyl wall covering.

                    C. Ceilings: A 2' x 2' acoustical tile ceiling will be provided.

                    D. Vanities: Granite with a 4" front return will be installed in each toilet room.

                    E. Toilet partitions will be plastic laminate and ceiling hung. Each toilet partition door will have a chrome latch, coat hook and rubber bumper. Matching screens will be installed between each urinal. Handicapped toilet stalls will be provided with grab bars as required by code. A tissue dispenser will be installed for each toilet stall, with sanitary napkin disposal for each woman's toilet stall. Tissue dispenser in women's toilet stalls will be dual dispenser with stainless steel shelf above, (A.S.I. Model #0697-GAL).

                    A soap dispenser, paper towel cabinet, and mirror in each toilet room and a sanitary napkin dispenser in each women's toilet room will be provided. A 48" high full-length mirror will be provided in each men's and women's toilet room.

                            Stairs (Base Building):
                            -----------------------

                            A. Floors: Exposed sealed concrete.

                            B. Walls: All stair-side gypsum board will be
                               painted.

                            C. Ceilings: The underside of the exposed stairway
                               structure will be painted.

                            D. Metals: All handrails, stringers, etc. will be
                               painted steel.

                            E. Base: 4" rubber will be installed around each
                               stairway landing.

                            Electrical/Telephone Rooms (Base Building):
                            ------------------------------------------

                            A. Floors: The floors in these rooms will be sealed
                               concrete.

                            B. Walls: The walls will be painted sheetrock or
                               concrete block. No rubber will be provided in these areas.

                            C. Ceiling: The exposed structure will remain
                               unfinished.

                            Janitor's Closet (Base Building):
                            ---------------------------------

                            A. Floors: The janitor's closet floor will be
                               exposed sealed concrete.

                            B. Walls: The sheetrock walls will be painted. Vinyl
                               base will be installed around the perimeter of the room.

                            C. Ceiling: The exposed structure will remain
                               unfinished.

     Special Systems        Life Safety System
                            ------------------

                            The building shall be designed and constructed to comply with Chapter 39 of the South Florida Building Code Hi Rise Fire Protection and Life Safety".

                            The following life safety systems shall be installed in accordance with Chapter 39:

                            .Fire sprinkler system
                            .Fire detection, alarm and communication systems .Fire command center
                            .Smoke control system
                            .Elevator for firemen's use
                            .Standby power, light and emergency systems

                            Annunciator, detectors, strobe lights and any other life safety equipment required in the tenant spaces due to the addition of partitions will be part of the Tenant Improvement Allowance.

                            Security System
                            ---------------

                            A controlled access system will be installed at the main entry for after hours access. It will be a keypad or card key system.

     Specialties            Pedimats
                            --------

                            Built-in entry mats at main entries.

                            Fire Extinguishers
                            ------------------

                            Twelve (12) 4A60BC fire extinguishers and cabinets will be provided for the common areas.

                            Miscellaneous Metals
                            --------------------

                            An access ladder will be provided to elevator pit.

                            Mini Blinds
                            -----------

                            1" mini blinds equal to Bali are included in base building for all of the windows except the lobby.

                            Exterior and interior signage
                            -----------------------------

                            . Base building: Parking lot and driveway signage,
                              interior door signage of public space (Base
                              Building).

                            . Tenant signage - Exterior and interior signage
                              will be provided as part of the Tenant Building Allowance.

     Interior Circulation   Elevators Passenger Elevator
                            ----------------------------

                            Contractor will furnish and install four (4)
                            traction passenger elevators with a capacity of 3500 lbs. at a speed of 350 ft. per minute. The clear platform dimensions will be 6'-8" x 5'-5". The doors will be center opening 3'-6" x 8'- 0". All elevators will be Finished with materials to match and compliment the lobby Finishes. A $9,000.00/cab allowance is included for the interior elevator cab Finishes.

                            Service Elevator
                            ----------------

                            Contractor will furnish and install one (1)
                            hydraulic service elevator with a capacity of 3000 lbs. at 150 ft. per minute, the platform dimensions will be 6'- 0" x 8'-4" with 9'-0" clear ceiling height. The interior cab finish will be manufacturer's standard plastic laminate wall panels, lay in ceiling and vinyl floor.
                            Stairs
                            ------

                            Interior stairs will be steel stringer and concrete filled metal pan treads with metal risers. Handrails and supports at all walls will be metal sections.

                            One stairwell will be extended to the roof for access to the HVAC equipment.

     Protection System      Fire Protection System
                            ----------------------

                            Contractor will install a wet pipe base building automatic fire protection system for the facility to comply with the written requirements of the Fire Marshall and applicable codes.

                            The automatic fire protection sprinkler system is designed for the following density:

                            Light hazard  0.10 GPM/1500 SF

                            The base building sprinkler system will include a reduced pressure backflow preventor, riser piping and control valve for each floor. The sprinkler system will contain a flow alarm connected to a fire alarm panel for remote alarm monitoring. An electric fire pump is included.

                            The system will include a free-standing 2 1/2" Fire Department Siamese connection adjacent to the main entrance, risers and main line loops on each floor.

                            Base Building vs. T.I.:

                            Chrome semi-recessed heads will be installed in the tenant space based on light hazard coverage for an open floor plan. Modifications or additions required by the tenant wall layout are not included in the base building.

                            Sprinkler heads in the lobby areas (including upper level elevator lobbies) will be flush-concealed heads placed in the gypsum board ceiling.

                            All sprinkler heads will be spaced in accordance with a layout based on light hazard coverage per NFPA 13.

     Plumbing System        System Description
                            ------------------

                            Contractor will design and install a complete base building plumbing system. Included will be all outside sewer and water work, interior waste and vent, hot and cold water piping system, and common area plumbing fixtures as shown on the drawings.

                            Outside Sewer and Water Work
                            ----------------------------

                            Contractor will make all necessary connections to the municipal utilities and flush and test all piping systems.

                            Interior Piping Systems
                            -----------------------

                            A complete sanitary waste and vent piping system, and hot and cold water piping system will be provided, using code approved materials and methods. An interior roof drainage system will be connected to the exterior storm drain system.

                            All hot water piping and all roof drain sumps and horizontal runs of metal roof drainage piping will be insulated to energy code thickness'.

                            Stop valves are included at each fixture in addition to the required unions and isolating valves at each floor to create an easily serviceable system. All piping systems will be flushed and tested.

                            Drainage Specialties
                            --------------------

                            Floor drains will be provided in the toilet rooms
                                                          --
                            and mechanical room. Drains and cleanouts will be equal to Smith, Wade or Zurn.

                            Service Water Heating System
                            ----------------------------

                            Hot water will be delivered to lavatories at 110 degrees Fahrenheit by means of electric water heater on a shelf above the mop sink in the Janitor's closet to serve the plumbing fixtures on that wing. Water heaters will be equal to A.O. Smith.

                              Plumbing Fixtures and Equipment
                              ---------------------

                              Plumbing fixtures will be commercial quality equal to American Standard, Kohler or Eljer. Lavatories will be vitreous china bowels with lever style faucets set in a granite vanity. Water closets will be wall mounted, flush valve type. Urinals will be wall mounted, flush valve units. All fixtures will conform to the water and energy saving provisions of the Plumbing Code. Fixture counts will also conform to local code requirements.

                              Wet stacks for future tenant connections will be installed at the remote stairs.

                              A janitor's mop sink will be furnished in each
                                                                     --
                              floor.
                              Six wall hydrants equal to Woodford, Josam or Zurn will be installed, one per elevation with one at the dock area.

                              Electric water coolers will be installed at toilet room entrance locations. The quality will be equal to Halsey Taylor, Westinghouse or Oasis.

                              The building will not be provided with a water softener system or water distillation system.

Heating, Ventilating and      A complete variable air volume systems designed in
Air Conditioning System       accordance with applicable local code and ASHRAE
                              requirements will be provided to serve the building heating, ventilating and air conditioning requirements. Primary cooling system will consist of self contained water-cooled air conditioning units located in the mechanical rooms on each floor (2 per floor). The cooling tower will be located on the roof.

                              The HVAC Systems will be designed to maintain 72 degrees F. at ASHRAE 99% design conditions for heating and to maintain 75 degrees F. dry build at ASHRAE 1% design conditions for cooling. For HVAC load calculations, average occupancy will be based upon 140 rsf per person, 2 watts per rsf for lightings, and 6 watts with 33% diversity per rsf for office equipment loads.

                              Fresh air will be provided through the air handling units in accordance with ASHRAE Standard #62-89 but, in any case, in sufficient quantity to provide a minimum of 20 CFM per person or to make-up all required exhaust, whichever is greater. Humidification is not included within the scope of the base building work,

                                   Primary trunk ducts from the air handlers, secondary ductwork, VAV boxes, diffusers and return air grilles as well as the sensors and connections to terminal devices for the direct digital control energy management system will be provided for each zone as called for herein. Fire dampers will be provided as required by applicable codes.

                                   VAV boxes will be pressure independent type, Environmental Technologies SSd-II or equivalent Titus, Carries or Trane units. Each VAV box minimum limit shall be set to deliver the minimum amount of outside air required by the number of people programmed for each zone. VAV box controls and damper operators shall be electric.

                                   VAV boxes will be zoned by exposure and
                                   occupancy requirements. One zone is to be provided for each 1600 sf (approximately) at interior zones and 1000 sf at perimeter zones. Each VAV box will be served by an individual direct digital controller/sensor combination. Zone sensors may be located in private office, conference and training rooms, or in the open office areas as determined by the mechanical engineer. VAV boxes will be located above the lay-in ceilings in easily accessible spaces, avoiding lights and plumbing. Air distribution downstream of each VAV box will be through, low pressure, sheet metal duct work.

                                   Base Building vs. T.I.:

                                   The air distribution system will consist of medium pressure duct mains to the VAV boxes. The tenant's space VAV boxes and the low pressure duct from the VAV boxes out to the lay-in diffusers will be installed based on an open floor plan. Modifications or additions to the system for tenant improvements shall be part of the T.I. The common areas will be complete with VAV boxes low pressure ducts and diffusers (lobbies & toilets).

                                   A direct digital control system will be
                                   provided complete and will be Johnson
                                   Controls, Barber-Colman, Andover, Landis &
                                   Gyr/Powers, Honeywell or Trane. It will
                                   include a central system controller/PC
                                   workstation combination and will provide the following control functions:

                                   .   On-Off scheduling and status of all HVAC
                                       equipment
                                   .   Operating hours optimization
                                   .   Supply air temperature optimization
                                   .   Zone temperature control and monitoring
                                       System control point monitoring
                                   .   Ventilation (outside) air controls
                                   .   Exhaust systems
                                   .   Lighting

                                   Exhaust systems will be provided for the toilet rooms and janitors closets as required by code.

                                   Variable Air Volume Boxes: Trane VariTrane air valve boxes with DDC/VAV controllers will be installed for interior common areas. The VAV perimeter boxes will be fan powered and have electric heat.

                                   Air Distribution: All medium pressure
                                   ductwork will be sheet metal in accordance with SMACNA standards. Air will return from the conditioned space to the self-contained units through ceiling grilles into the plenum space.

                                   A smoke evacuation and stair pressurization system will be designed and installed in accordance with the South Florida building code.

                                   Contractor will design, furnish and install base building heating, ventilation and air conditioning system meeting local codes ASHRAE 90-80.

                                   The elevator machine room is air conditioned for the electronic equipment.

Electrical System                  Power Distribution
                                   ------------------

                                   Contractor will design and install a complete building power distribution system to supply heating, ventilating, air conditioning, lighting, convenience outlets, elevators, etc.

                                   A 480/277 volt, 3-phase, 4-wire, pad mounted transformer will be furnished by the electrical utility. Base building electrical installation will be completed from the transformer to centrally located power and lighting panels, throughout the building. A 480/277-volt distribution will be provided to the heating and air conditioning system equipment and the light fixtures.

                                   Service entrance capacity shall be 7400 amps with single main service disconnect. All distribution over current devices will be of the circuit breaker type. Bolt on type circuit breakers will be used on panelboards. Panelboards and panelboard feeders for lighting and convenience power will be oversized for 20% future load.

                                   One (1) secondary surge arrestor and one (1)
                                   TVSS will be provided at the main switch location (Taylor relay or equivalent).

                                   Vertical electrical distribution will be two bus ducts rising vertically through stacked electrical rooms. Each :room container (2) bus taps - one high and one low voltage. Two
                                   (each) 112.5 KVA step down transformers per floor for low voltage power.

                                   Contractor will provide, as part of the
                                   tenant improvement cost, power distribution on each floor from the base building panels for the tenant 120/208-volt power distribution, including convenience receptacles.

                                   Contractor shall supply 120/2',08 V
                                   transformers anti distribution panels as part of the base building. Four (4) each 120/208 V 3ph 4 wire- 42 circuit panels will be installed on each floor as part of the base building. There will be two electrical closets on each floor with two panels in each. The 120v power provided for tenant equipment will be 5 watts per square foot.

                                   Base Building vs. T.I.:

                                   Contractor will provide power distribution on each floor from the base building panels for the tenant 120/208-volt power distribution, including convenience receptacles as part of the Tenant Buildout Allowance.

                                   Equipment Connections
                                   ---------------------

                                   All electrically powered base building
                                   mechanical equipment as described will be connected as required. This will include but not be limited to, elevators, HVAC equipment, VAV boxes, exhaust fans, water heaters, and ventilation fans. Electrically powered tenant area equipment will be connected as part of the Tenant Buildout Allowance.

                                   Miscellaneous Power
                                   -------------------

                                   Miscellaneous use duplex 120-volt receptacles will be provided in equipment rooms and storage areas and corridors. Exterior service outlets will be provided near the roof mounted HVAC equipment and at grade level as described on the drawings. A waterproof convenience outlet will be provided at the loading area.

                                   Lightning Control
                                   -----------------

                                   The lighting control system shall be
                                   integrated into the building management
                                   system. The direct digital control (DDC) will consist of 5 zones per floor with an additional zone for the parking lot lighting.

                                   One zone on each floor will be dedicated to controlling the common area lights. The remaining four zones will be available for tenant buildout requirements. Purchase of modules for additional zones and hook up of contacts for tenant lighting will be part of the tenant improvement cost.

                                   Telephone Service
                                   -----------------

                                   A diverse entry underground telephone service conduit will be provided and extended to the building telephone service room and the telephone service will be coordinated with the construction of the building. Service conduit into the building shall consist of three 4" conduits with diversified routes. Telephone equipment and wiring to the individual floors and tenant spaces will be part of the Tenant Building Allowance.

Lighting System                    Tenant Areas
                                   ------------

                                   Tenant area lighting fixtures will be 2' x
                                   4', 3 lamp, 18 cell, 3" deep parabolic
                                   fixtures with T8 lamps and electronic
                                   ballasts, will be furnished and installed as part of the base building at a rate of I per 80 rsf. Additional fixtures required by the tenant design will be part of the tenant improvement.

                                   Elevator Lobbies
                                   ----------------

                                   Lay-in 2' x 2' three lamp, nine cell
                                   parabolic fluorescent fixtures or PL
                                   downlight fixtures will be provided at the ceiling as part of the Lobby. Cove lighting will also be provided.

                                   Electrical Rooms, Mechanical Rooms, Janitors
                                   --------------------------------------------
                                   Closets and Loading Areas
                                   -------------------------

                                   Lighting in these spaces will be 4' and 8' fluorescent strip fixtures. The structure shall be left exposed.

                                   Exterior
                                   --------

                                   Lighting at the building exterior exits will consist of soffit mounted, recessed metal halide fixtures. Wall mounted fixtures will also be provided as required at the receiving area. All exterior lighting is included as part of base building costs.

                                   Emergency/Exit
                                   --------------

                                   Emergency lighting will consist of emergency battery powered selected fixtures and exit lights in the stairwells, corridors and other public areas unless powered by an emergency generator (included as part of the base building costs). Exit lights in public spaces shah be edge lit with green letters. Exit lights in tenant areas will lie back lit type.

                                   Level One Corridor
                                   ------------------

                                   The lighting in the level one exit corridor as well as other miscellaneous finished spaces on level one will be 2' x 4' three lamp, eighteen cell lay-in parabolic fluorescent fixtures or PL downlight fixtures, included as part of base building costs.

                                   Toilet Rooms
                                   ------------

                                   Lay-in 2' x 2' and 2' x 4' three lamp,
                                   eighteen cell parabolic fluorescent fixtures will be provided in each toilet room as part of base building costs. A light cove will be provided over lavatories.

Exceptions                         Items Not Included
                                   ------------------

                                   The following items are specifically excluded from Contractor's base building proposal:

                                   .    Setting, wiring, plumbing, or
                                        connections of tenant equipment
                                        including the Client's equipment such as
                                        computers, CRT's, computer peripherals,
                                        cameras, process equipment, telephone
                                        equipment
                                   .    Central time clock and music, paging,
                                        night bells, telephone or other internal
                                        communications systems
                                   .    Furniture and office furnishings
                                        including but not limited to demountable
                                        landscape office partitioning, lockers,
                                        kitchen equipment, appliances, vending
                                        machines, racking and shelving,
                                        audio-visual equipment and projection
                                        screens except as provided for in the
                                        fitness center
                                   .    Underfloor power/communication duct
                                        system, compressed air system, process
                                        ventilation
                                   .    Window cleaning swing stages and washing
                                        equipment
                                   .    Trash containers or compactors
                                   .    Exterior building accent lighting
                                   .    Flag poles

Tenant Buildout                    Notwithstanding anything Allowance herein to
Allowance                          the contrary, the following items are to be
                                   accommodated by the Tenant Build-Out noted above:

                                   .    Interior Finishes on floors and walls
                                        throughout the tenant space Tenant Area
                                        Partitions, doors, frames, windows and
                                        hardware Modification to the base
                                        building mechanical system, VAV boxes,
                                        distribution, controls, fixtures and
                                        trim required by the tenant layout
                                        Additional Sprinkler system branches,
                                        drops and heads in tenant areas required
                                        by the tenant: layout
                                   .    Electrical distribution and trim in
                                        tenant areas
                                   .    Lighting fixtures and trim other than
                                        2'x4' fluorescent fixtures (except
                                        common area and parking lot lighting)
                                   .    Specialty interior items
                                   .    General Conditions for Tenant Buildout
                                        (permits, insurance, cleanup,
                                        supervision, etc.)

Base Building Costs                Notwithstanding anything herein to the
                                   contrary, the following items are included in base building costs:
                                   .  Sitework and Landscape
                                   .  Building foundations
                                   .  Building Superstructure
                                   .  Building Envelope (i.e. skin ,and roof)
                                   .  Common area partitions finished on common
                                      area side (minus finishes on tenant side)
                                   .  Common area ceilings
                                   .  Ceiling throughout tenant space
                                   .  Central Plant Mechanical, Electrical and
                                      Plumbing and Fire Protection equipment
                                      risers and main lines
                                   .  Toilet Room and Stab: Finishes
                                   .  Lobby Finishes Allowance
                                   .  Elevators
                                   .  Card Key security system
                                   .  Completed HVAC, fire sprinkler, lighting,
                                      and ceiling based on an open floor plan in the tenant areas

Initials:

Landlord:

Tenant:

                                  EXHIBIT "G"
                                  -----------
                     LETTER OF CREDIT TERMS AND CONDITIONS

     1. Letter of Credit. Within fifteen (15) Business Days after the execution of this Lease, Tenant must deliver to Landlord an unconditional, irrevocable standby letter of credit ("Letter of Credit") which:

     (a) conforms in form and substance to the attached Schedule "1" or is otherwise reasonably acceptable to Landlord;

     (b) is issued by a United States federal or state chartered bank that (i) is either a member of the New York Clearing House Association or is a commercial bank or trust company reasonably acceptable to Landlord ("Issuer");

     (c)  names Landlord as beneficiary thereunder; and

     (d) has a term ending not less that one year after the date of issuance. The Letter of Credit (as transferred, extended, renewed or replaced) must be maintained during the entire Lease Term, as extended or renewed, and for a period of 45 days thereafter, subject to the terms of Sections 1.2.6 and 2.6.

     2. Transfer; Fees. Landlord may freely transfer the Letter of Credit in connection with an assignment of tile Lease without (i) Tenant's consent, (ii) restriction on the number of transfers or (iii) condition, other than presentment to Issuer of the original Letter of Credit and a duly executed transfer document conforming to the form attached as Exhibit "B" to the Letter of Credit. Tenant is solely responsible for any bank fees or charges imposed by Issuer in connection with the issuance of the Letter of Credit or any transfer, renewal, extension or replacement thereof. Landlord may, at its option and without notice to Tenant, elect to pay any transfer fees to Issuer when due, and upon payment, such amount will become immediately due and payable from Tenant to Landlord as Additional Rent Under this Lease.

     3. Definition of Draw Event. "Draw Event" means the occurrence of any of the following events:

     (a)  An Event of Default; or

     (b) Tenant holds over or remains in possession of the Premises after the expiration of the Term or termination of this Lease, without Landlord's consent.

     4. Draw and Use of Draw Proceeds. Immediately upon the occurrence of any one or more Draw Events, and at any time thereafter, Landlord may draw on the Letter of Credit, in whole or in part (if partial draw is made, Landlord may make multiple draws) in an amount sufficient to cure such Event of Default, as Landlord may determine in Landlord's sole and absolute discretion. The term "Draw Proceeds" means the cash proceeds of any draw or draws made by Landlord under the Letter of Credit. Any delays by Landlord in drawing on the Letter of Credit or using the Draw Proceeds will not constitute a waiver by Landlord of any of its rights hereunder with respect to the Letter of Credit or the Draw Proceeds.

     In addition to any other rights and remedies Landlord may have, Landlord may use and apply all or any portion of the Draw Proceeds to pay Landlord for any one or more of the following:

     (a) Rent or any other sum :which is past due, due or becomes due, or to which Landlord is otherwise entitled under the terms of this Lease, whether due to the passage of time, the existence of a default or otherwise (including, without limitation, late payment fees or charges and any amounts which Landlord is or would be allowed to collect under Sections
     14.2 or 14.3 of this Lease, and without deducting therefrom any offset for proceeds of any potential reletting or other potential mitigation which has not in fact occurred at the time of the draw);

     (b) any and all amounts incurred or expended by Landlord in connection with the exercise and pursuit of any one or more of Landlord's rights or remedies under this Lease, including, without limitation, reasonable attorneys' fees and costs;

     (c) any and all amounts incurred or expended by Landlord in obtaining the Draw Proceeds, including, without limitation, reasonable attorneys' fees and costs; or

     (d) any and all other damage, injury, expense or liability caused to or incurred by Landlord as a result of any Event of Default, Draw Event or other breach or default by Tenant under this Lease.

Following any use or application of the Draw Proceeds, Tenant, if requested by Landlord in writing, must, within 10 days after receipt of Landlord's request, cause a replacement Letter of Credit to be issued and delivered to Landlord in accordance with Section 1 above. Upon Landlord's receipt of the replacement Letter of Credit, Landlord will deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn).

     If it is determined or adjudicated by a court of competent jurisdiction that Landlord was not entitled to draw on the Letter of Credit or apply any Draw Proceeds, Tenant may, as its sole and exclusive remedy, (i) cause Landlord to deliver the prior original Letter of Credit to Issuer for cancellation (if not theretofore fully drawn) and (ii) recover from Landlord all out-of-pocket fees, costs (including reasonable attorneys' fees and costs) and interest expenses actually incurred by Tenant as a direct result of Landlord's draw on the Letter of Credit or application of any Draw Proceeds; provided, however, Tenant may exercise its exclusive remedy only after Tenant has caused a replacement Letter of Credit to be issued and delivered to Landlord in accordance with this Section
1. Landlord will not be liable for ,any indirect, consequential, special or punitive damages incurred by Tenant in connection with either a draw by Landlord on the Letter of Credit or the use or application by Landlord of the Draw Proceeds. Nothing in this Lease or in the Letter of Credit will Confer upon Tenant any property right or interest in any Draw Proceeds.

     5. Renewal and Replacement. If the Letter of Credit provides that it will be automatically renewed unless Issuer provides written notice of nonrenewal to Landlord, the Letter of Credit must require that Issuer provide such written notice of nonrenewal to Landlord at least 60 days prior to the expiration date of the Letter of Credit. If the Letter of Credit does not provide for such automatic renewal (or if written notice of nonrenewal is received from Issuer), Tenant must renew the Letter of Credit or replace it with a new Letter of Credit, at least 30 days prior to the stated expiration date of the then-current Letter of Credit. Any renewal or replacement Letter of Credit must meet the criteria set forth in Section 2.6 and have a term commencing at least one day prior to the stated the expiration date of the immediately prior Letter of Credit.

     6. Issuer Quality Event. If an Issuer Quality Event occurs, Tenant, upon 30 days advance written notice from Landlord, must, at its own cost and expense, provide Landlord with a replacement Letter of Credit meeting all of the requirements of Section 1. The term "Issuer Quality Event" means the occurrence of the following event: Issuer's ability to pay is downgraded below an investment grade rating.

     7. Additional Agreements of Tenant. Tenant expressly acknowledges and agrees that:

     (a) the Letter of Credit constitutes a separate and independent contract between Landlord and Issuer, and Tenant has no right to submit a draw to Issuer under the Letter of Credit;

     (b) Tenant is not a third-party beneficiary of such contract, and Landlord's ability to either draw under the Letter of Credit for the full or any partial amount thereof or to apply Draw Proceeds may not, in any way, be conditioned, restricted, limited, altered, impaired or discharged by virtue of any Laws to the contrary, including, but not limited to, any Laws that restrict, limit, alter, impair, discharge or otherwise affect any liability that Tenant may have under this Lease or any claim that Landlord has or may have against Tenant;

     (c) neither the Letter of Credit nor any Draw Proceeds will be or become the property of Tenant, and Tenant does not and will not have any property right or interest therein;

     (d)  Tenant is not entitled to any interest on any Draw Proceeds;

     (e) neither the Letter of Credit nor any Draw Proceeds constitute an advance payment of Rent, security deposit or rental deposit;

     (f) neither the Letter of Credit nor any Draw Proceeds constitute a measure of Landlord's damages resulting from any Draw Event, Event of Default or other breach or default (past, present or future) under this Lease; and

     (g) Tenant will cooperate with Landlord, at Tenant's own expense, in promptly executing and delivering to Landlord all modifications, amendments, renewals, extensions and replacements of the Letter of Credit, as Landlord may reasonably request to carry out the terms and conditions of this Exhibit G.

                                  SCHEDULE 1
                                      TO
                           EXHIBIT "G" OF THE LEASE
                           FORM OF LETTER OF CREDIT

                         [LETTERHEAD OF ISSUING BANK]

IRREVOCABLE STANDBY LETTER                   DATE OF ISSUANCE:________________
OF CREDIT NO:____________________________    EXPIRATION DATE:_________________

BENEFICIARY:_____________________________    APPLICANT:_______________________

(LANDLORD)                                   (TENANT)
-----------------------------------------    ---------------------------------
_________________________________________    _________________________________
_________________________________________    _________________________________


AS THE ISSUING BANK ("ISSUER"), WE HEREBY ESTABLISH THIS IRREVOCABLE STANDBY LETTER OF CREDIT NO. ______________ IN FAVOR OF THE ABOVE-NAMED BENEFICIARY ("BENEFICIARY") FOR THE ACCOUNT OF THE ABOVE-NAMED APPLICANT ("APPLICANT") IN THE AMOUNT OF USD $________________ (___________________________) U.S. DOLLARS).

BENEFICIARY MAY DRAW ALL OR ANY PORTION OF THIS LETTER OF CREDIT AT ANY TIME AND FROM TIME TO TIME AND ISSUER WILL, MAKE FUNDS IMMEDIATELY AVAILABLE TO BENEFICIARY UPON PRESENTATION OF BENEFICIARY'S DRAFT(S) AT SIGHT IN SUBSTANTIALLY THE FORM ATTACHED HERETO AS EXHIBIT "A") ("SIGHT DRAFT"), DRAWN ON ISSUER AND ACCOMPANIED BY THIS LETTER OF CREDIT. ALL SIGHT DRAFT(S) MUST BE SIGNED AND ENDORSED ON BEHALF OF BENEFICIARY AND SIGNATOR MUST INDICATE HIS OR HER TITLE OR OTHER OFFICIAL CAPACITY AND CERTIFY THE EVENT OF DEFAULT FOR WHICH THE DRAW IS BEING ISSUED. NO OTHER DOCUMENTS WILL BE REQUIRED TO BE PRESENTER). THE ISSUER WILL EFFECT PAYMENT UNDER THIS LETTER OF CREDIT WITHIN 24 HOURS AFTER PRESENTMENT OF THE SIGHT DRAFT(S).

ISSUER WILL HONOR ANY SIGHT DRAFT(S) PRESENTED IN SUBSTANTIAL COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT AT THE ISSUER'S LETTERHEAD OFFICE, THE OFFICE LOCATED AT _______________________ OR ANY OTHER FULL SERVICE OFFICE OF THE ISSUER ON OR BEFORE THE ABOVE STATED EXPIRATION DATE, AS SUCH EXPIRATION DATE MAY BE EXTENDED HEREUNDER. PARTIAL AND MULTIPLE DRAWS AND PRESENTATIONS ARE PERMITTED ON ANY NUMBER OF OCCASIONS. FOLLOWING ANY PARTIAL DRAW, ISSUER WILL ENDORSE THIS LETTER OF CREDIT AND RETURN THE ORIGINAL TO BENEFICIARY.

ISSUER ACKNOWLEDGES THAT THIS LETTER OF CREDIT IS ISSUED PURSUANT TO THE PROVISIONS OF THAT CERTAIN LEASE AGREEMENT BETWEEN THE BENEFICIARY AND THE APPLICANT FOR SPACE LOCATED AT _________________________________________________________________.("LEASE").
NOTWITHSTANDING ANY REFERENCE IN THIS LETTER OF CREDIT TO THE LEASE OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS, OR REFERENCES IN THE LEASE OR ANY OTHER DOCUMENTS, INSTRUMENTS OR AGREEMENTS TO THIS LETTER OF CREDIT, THIS LETTER OF CREDIT CONTAINS THE ENTIRE AGREEMENT BETWEEN BENEFICIARY AND ISSUER RELATING TO THE OBLIGATIONS OF ISSUER HEREUNDER..

THIS LETTER OF CREDIT WILL BE AUTOMATICALLY" EXTENDED EACH YEAR WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE EXPIRATION DATE HEREOF, AS EXTENDED, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE, ISSUER NOTIFIES BENEFICIARY BY REGISTERED MAIL THAT IT ELECTS NOT TO EXTEND THIS LETTER OF CREDIT FOR SUCH ADDITIONAL PERIOD. NOTICE OF NON-EXTENSION WILL BE GIVEN BY ISSUER TO BENEFICIARY AT BENEFICIARY'S ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS AS BENEFICIARY MAY DESIGNATE TO ISSUER IN WRITING AT ISSUER'S LETTERHEAD ADDRESS

THIS LETTER OF CREDIT IS FREELY TRANSFERABLE IN WHOLE OR IN PART, AND THE NUMBER OF TRANSFERS IS UNLIMITED. ISSUER AGREES THAT IT WILL EFFECT ANY TRANSFERS IMMEDIATELY UPON PRESENTING TO ISSUER THIS LETTER OF CREDIT AND A WRITTEN TRANSFER REQUEST SUBSTANTIALLY IN THE FORM OF THE COMPLETED TRANSFER FORM ATTACHED HERETO AS EXHIBIT "B". SUCH TRANSFER WILL BE EFFECTED AT NO COST TO BENEFICIARY. ANY TRANSFER FEES ASSESSED BY ISSUER
WILL BE PAYABLE SOLELY BY APPLICANT, AND THE PAYMENT OF ANY TRANSFER FEES WILL NOT BE A CONDITION TO THE VALIDITY OF THE TRANSFER OR THE EFFECTIVENESS OF THIS LETTER OF CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY MODIFIED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE.

                                           ISSUER:

                                           By:___________________________
                                                 AUTHORIZED SIGNATURE

                                           Its:__________________________

                                  EXHIBIT "A"
                              TO LETTER OF CREDIT

SIGHT DRAFT
-----------

                                  Sight Draft

$_______________

     Beneficiary hereby certifies to Issuer that Applicant is in default under the terms of the Lease in the following respect(s):


___________________________________________________________________________
___________________________________________________________________________
___________________________________________________________________________

     At sight, pay to the order of [Name of Beneficiary to be inserted], the amount of USD $__________________ (_______________and 00/100ths U.S. Dollars).

     Drawn under [Name of Issuer to be inserted] Standby Letter of Credit No.
_________.

                              Dated: _______________________, 20___

                              [Name of Beneficiary to be inserted]


                              By:_______________________________________
                                   Its Authorized Representative and [Title or
                                   Other Official Capacity to be inserted]


To:  [Name and Address of Issuer to be inserted]

                                  EXHIBIT "B"
                              TO LETTER OF CREDIT

                           FORM OF TRANSFER REQUEST

IRREVOCABLE STANDBY LETTER OF
CREDIT NO:_____________________

CURRENT BENEFICIARY:                      APPLICANT:

_______________________________________   _________________________________
_______________________________________   _________________________________
_______________________________________   _________________________________

TO: [NAME OF ISSUING BANK] [THIS TRANSFER REQUEST MAY BE PRESENTED AT ISSUER'S LETTERHEAD OFFICE OR ANY OTHER FULL SERVICE OFFICE OF THE ISSUER]

The undersigned, as the current "Beneficiary" of the above referenced Letter of Credit, hereby requests that you reissue the Letter of Credit in favor of the transferee named below [INSERT TRANSFEREE NAME AND ADDRESS BELOW]:

_______________________________________
_______________________________________
_______________________________________
_______________________________________

From and after the date this transfer request is delivered to the Issuer, the transferee shall be the "Beneficiary" under the Letter of Credit for all purposes and shall be entitled to exercise and enjoy all of the rights, privileges and benefits thereof.

DATED:_______________________           [NAME OF BENEFICIARY]

                                        By_______________________________
                                        Name_____________________________
                                        Title____________________________

                                        [NOTARY ACKNOWLEDGMENT]

[TO BE SIGNED BY A PERSON PURPORTING TO BE AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY AND INDICATING THEIR TITLE OR OTHER OFFICIAL CAPACITY, AND ACKNOWLEDGED BY A NOTARY PUBLIC.]